As filed with the Securities and Exchange Commission on February 27, 2012
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  STEVIA CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                                  700                             98-0537233
  (State or jurisdiction of            (Primary Standard Industrial            (I.R.S. Employer
incorporation or organization)         Classification Code Number)            Identification No.)

                                   7117 US 31S
                             Indianapolis, IN 46227
                                 (888) 250-2566
          (Address and telephone number of principal executive offices and principal place of business)

                          CSC Services of Nevada, Inc.
                            2215-B Renaissance Drive
                               Las Vegas, NV 89119
                                 (702) 740-4244
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                   Mark C. Lee
                                  Saxon Peters
                             GREENBERG TRAURIG, LLP
                            1201 K Street, Suite 1100
                          Sacramento, California 95814
                            Telephone: (916) 442-1111
                            Facsimile: (916) 448-1709

                Approximate date of proposed sale to the public:

   From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Non-accelerated filer [ ]                          Accelerated filer [ ]
Large accelerated filer [ ]                        Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
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
=====================================================================================================
  Title of each            Amount              Proposed                Proposed           Amount of
class of securities         to be          maximum offering        maximum aggregate     Registration
 to be registered        Registered        price per share          offering price           Fee
-----------------------------------------------------------------------------------------------------
Common Stock          20,000,000(1)(2)                                $20,000,000        $2,292.00(3)
=====================================================================================================
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(1)  There are being registered an indeterminate number of shares of common stock of the Registrant as shall have an aggregate offering price not to exceed $20,000,000, that we will put ("Put Shares") to Southridge Partners
     II, LP ("Southridge"), pursuant to an equity purchase agreement (the
     "Equity Purchase Agreement") between Southridge and the Registrant, effective on January 26, 2012. This amount includes such indeterminate number of shares of common stock as may from time to time be issued at indeterminate prices, subject to the aggregate threshold dollar amount registered. In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the
     "Securities Act"). The proposed maximum offering price per share shall be determined from time to time by the Registrant in connection with the issuance of any securities under the registration statement.
(2)  Includes such indeterminate number of shares of common stock as may from time to time be issued at indeterminate prices, subject to the aggregate threshold dollar amount registered.
(3)  Calculated in accordance with Rule 457(o) of the Securities Act.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                 SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2012

                                   PROSPECTUS

                                   $20,000,000

                                  STEVIA CORP.

                                  COMMON STOCK

This prospectus relates to the resale of up to an aggregate of $20,000,000 of our common stock, par value $0.001 per share, by Southridge Partners II, LP ("Southridge" or "Selling Security Holder"), which are Put Shares that we will put to Southridge pursuant to the Equity Purchase Agreement.

The Equity Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $20,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.

Southridge is an "underwriter" within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Purchase Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate thirty-six (36) months after the effective date of the Equity Purchase Agreement. Southridge will pay us 93% of the lowest closing bid price of our common stock reported by Bloomberg Finance L.P. in a five consecutive trading day period commencing with the date a put notice is delivered.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder. However, we will receive proceeds from the sale of our Put Shares under the Equity Purchase Agreement. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

Our common stock is quoted on the OTC Bulletin Board under the symbol "STEV.OB." The shares of our common stock registered hereunder are being offered for sale by Selling Security Holder at prices established on the OTC Bulletin Board during the term of this offering. On February 23, 2012, the closing bid price of our common stock was $1.38 per share. These prices will fluctuate based on the demand for our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

                                TABLE OF CONTENTS

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY                                                             1
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS                                4
RISK FACTORS                                                                   5
   RISKS RELATED TO OUR BUSINESS AND INDUSTRY                                  5
   RISKS RELATED TO DOING BUSINESS IN VIETNAM AND OTHER DEVELOPING
    COUNTRIES                                                                 10
   RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES                           11
USE OF PROCEEDS                                                               13
DETERMINATION OF OFFERING PRICE                                               13
SELLING SECURITY HOLDER                                                       13
PLAN OF DISTRIBUTION                                                          15
DESCRIPTION OF SECURITIES TO BE REGISTERED                                    16
INTERESTS OF NAMED EXPERTS AND COUNSEL                                        17
INFORMATION WITH RESPECT TO THE REGISTRANT                                    18
PROPERTIES                                                                    29
LEGAL PROCEEDINGS                                                             29
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                      29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS                                                                30
DIRECTORS AND EXECUTIVE OFFICERS                                              34
EXECUTIVE COMPENSATION                                                        35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                36
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR
 INDEPENDENCE                                                                 36
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
 LIABILITIES                                                                  37
WHERE YOU CAN FIND MORE INFORMATION                                           37
FINANCIAL STATEMENTS                                                          38

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                               PROSPECTUS SUMMARY

YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT INDICATES OR SUGGESTS OTHERWISE, REFERENCES TO "WE," "OUR," "US," THE "COMPANY," "STEVIA" OR THE "REGISTRANT" REFER TO STEVIA CORP., A NEVADA CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARY, STEVIA VENTURES INTERNATIONAL LTD., A BRITISH VIRGIN ISLANDS COMPANY.

                                  OUR BUSINESS

Stevia Corp. was incorporated on May 21, 2007 in the State of Nevada. Our initial business focus was on development of a software product for tracking employee productivity and projects. On June 23, 2011, we closed a voluntary share exchange transaction ("Share Exchange Transaction") with Stevia Ventures International Ltd., a business company incorporated in the British Virgin Islands ("BVI"), pursuant to which we acquired certain rights relating to stevia production, including certain assignable exclusive purchase contracts and an assignable supply agreement related to stevia.

We are a farm management company with a primary focus on stevia agronomics from plant breeding to good agricultural practices to post-harvest techniques. We plan to invest in research and development and intellectual property acquisition and provide farm management services to contract growers and other industry growers.

Our focus is on implementing quality agribusiness solutions to our partners, contract growers and customers to maximize the efficient production of stevia leaf. Our management team has expertise in farm management and contract growing in Asia, and experience in international business management.

Our mission is to become the global leader of stevia leaf growers and to create a competitive advantage by focusing on the full spectrum of agronomic and business inputs and to develop, secure, or acquire the latest intellectual property that will enable us to consistently produce high per unit volumes of high quality leaf utilizing environmentally sustainable methods. We believe we can accomplish our mission by becoming the stevia agribusiness partner of choice for our contract growers and customers, thereby creating global synergies and producing a sustainable supply of stevia leaf sufficient to support vertical integration of extraction facilities in each country that we operate.

CORPORATE INFORMATION

Our principal executive offices are located at 7117 US 31 S., Indianapolis, IN, 46227. Our telephone number is 888-250-2566.

TRANSFER AGENT

Our transfer agent is Securities Transfer Corporation, and is located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034. The agent's telephone number is 469-633-0101.

                                  THE OFFERING

Issuer                               Stevia Corp.

Securities Offered for Resale        Up to an aggregate of $20,000,000 of our
                                     common stock.

Common Stock Outstanding Before
the Offering                         61,327,275 shares

Common Stock to be Outstanding
After the Offering assuming all
of the Securities are Resold (1)     76,308,548 shares

Use of Proceeds                      We will not receive any proceeds from the
                                     sale of the shares of common stock offered by Selling Security Holder. However, we will receive proceeds from sale of our common stock under the Equity Purchase
                                     Agreement. The proceeds from the offering will be used for working capital and general corporate purposes. See "Use of Proceeds."

Trading Our common stock is quoted on the OTC Bulletin Board under the symbol "STEV.OB"

Risk Factors                         You should carefully consider the
                                     information set forth in the section
                                     entitled "Risk Factors" beginning on page 2 of this prospectus in deciding whether or not to invest in our common stock.

----------
(1) Calculated based on the average of the high and low prices of our common stock on February 23, 2012 of $1.335.

EQUITY PURCHASE AGREEMENT

This offering relates to the resale of up to an aggregate of $20,000,000 in put shares ("Put Shares") that we may put to Southridge pursuant to the Equity Purchase Agreement. Assuming the resale of all of the shares being offered in this prospectus at the average of the high and low bid prices of our common stock on February 23, 2012, such shares would constitute approximately 19.63% of our outstanding common stock.

On January 26, 2012, we entered into the Equity Purchase Agreement with Southridge pursuant to which, we have the right, for a three-year period, commencing on the date of the Equity Purchase Agreement (but not before the date which the SEC first declares effective this registration statement) (the "Commitment Period"), of which this prospectus forms a part, registering the resale of the Put Shares by Southridge, to resell the Put Shares purchased by Southridge under the Equity Purchase Agreement.

In order to sell shares to Southridge under the Equity Purchase Agreement, during the Commitment Period, the Company must deliver to Southridge a written put notice on any trading day (the "Put Date"), setting forth the dollar amount to be invested by Southridge (the "Put Notice"). For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay ninety-three percent (93%) of the lowest closing bid price ("Closing Price") of any trading day during the five trading days immediately following the date on which the Company has deposited an estimated amount of Put Shares to Southridge's brokerage account in the manner provided by the Equity Purchase Agreement (the "Valuation Period"). The Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.

In the event that during a Valuation Period for any Put Notice, the Closing Price on any trading day falls more than twenty percent (20%) below the average of the five (5) most recent closing bid prices prior to the Put Date (the "Floor Price"), then for each such trading day we shall be under no obligation to sell and Southridge's obligation to fund one-fifth of the put amount for each such trading day shall terminate and the put amount shall be adjusted accordingly. In the event that during a Valuation Period the Closing Price falls below the Floor Price for any two (2) trading days, then the balance of each party's rights and obligations to purchase and sell the investment amount under such Put Notice shall terminate on such second trading day, and the put amount shall be adjusted to include only one-fifth (1/5) of the initial put amount for each trading day during the Valuation Period prior to such termination date that the closing Closing Price equals or exceeds the Floor Price.

If, during any Valuation Period, the Company (i) subdivides or combines the common stock; (ii) pays a dividend in shares of common stock or makes any other distribution of shares of common stock; (iii) issues any options or other rights to subscribe for or purchase shares of common stock and the price per share is less than closing price in effect immediately prior to such issuance; (iv) issues any securities convertible into shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less that the closing price in effect immediately prior to such issuance; (v) issue shares of common stock otherwise than as provided in the foregoing subsections (i) through (iv) at a price per share less than the closing price in effect immediately prior to such issuance, or without consideration; or (vi) makes a distribution of its assets or evidences of its indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law (collectively, a "Valuation Event"), then a new Valuation Period shall begin on the trading day immediately after the occurrence of such Valuation Event and end on the fifth trading day thereafter.

We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does involve a private offering, Southridge is an "accredited investor" and/or qualified institutional buyer and Southridge has access to information about us and its investment.

Assuming the sale of the entire $20,000,000 in Put Shares being registered hereunder pursuant to the Equity Purchase Agreement, we will be able to receive $20,000,000 in gross proceeds. Neither the Equity Purchase Agreement nor any rights or obligations of the parties under the Equity Purchase Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

                        SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Company's Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company's Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

SUMMARY OF STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM APRIL 11, 2011 (INCEPTION) TO DECEMBER 31, 2011 (UNAUDITED):

Total revenue                                                       $     1,300

Net loss                                                            $(1,303,241)

Net loss per common share (basic and diluted)                       $     (0.03)

Weighted average common shares                                       40,575,587

FOR THE PERIOD FROM APRIL 11, 2011 (INCEPTION) TO APRIL 30, 2011:

Total revenue                                                       $        --

Net loss                                                            $    (2,245)

Net loss per common share (basic and diluted)                       $     (0.00)

Weighted average common shares (*)                                   52,800,000

----------
(*) Retroactively restated to reflect the number of common shares issued by the Company in connection with the Share Exchange Transaction.

STATEMENT OF FINANCIAL POSITION

                                                                    December 31,
                                                                       2011
                                                                    ----------
                                                                    (Unaudited)

Cash                                                                 $ 338,258

Prepaid expenses                                                     $  49,219

Total current assets                                                 $ 387,477

Website development costs, net                                       $   4,781

Security deposits                                                    $  15,000

Total assets                                                         $ 407,258

Total current liabilities                                            $ 516,225

Stockholders' deficit                                                $(108,967)

Total liabilities and stockholders' deficit                          $ 407,258

                                                                     April 30,
                                                                       2011
                                                                    ----------

Cash                                                                 $      --

Total current assets                                                 $      --

Total current liabilities                                            $   2,145

Stockholders' deficit                                                $  (2,145)

Total liabilities and stockholders' deficit                          $      --

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

EXCEPT FOR STATEMENTS OF HISTORICAL FACTS, THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS INVOLVING RISKS AND UNCERTAINTIES. THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "FUTURE," "INTEND," "PLAN" OR THE NEGATIVE OF THESE TERMS AND SIMILAR EXPRESSIONS OR VARIATIONS THEREOF ARE INTENDED TO FORWARD LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEW OF THE REGISTRANT WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS, UNCERTAINTIES, ASSUMPTIONS AND OTHER FACTORS (INCLUDING THE RISKS CONTAINED IN THE SECTION OF THIS REGSTRATION STATEMENT ON FORM S-1 ENTITLED "RISK FACTORS") RELATING TO THE REGISTRANT'S INDUSTRY, THE REGISTRANT'S OPERATIONS AND RESULTS OF OPERATIONS AND ANY BUSINESSES THAT MAY BE ACQUIRED BY THE REGISTRANT. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

ALTHOUGH THE REGISTRANT BELIEVES THAT THE EXPECTATIONS REFLECTED IN THE FORWARD LOOKING STATEMENTS ARE REASONABLE, THE REGISTRANT CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW, INCLUDING THE SECURITIES LAWS OF THE UNITED STATES, THE REGISTRANT DOES NOT INTEND TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS. THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE REGISTRANT'S FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED IN THIS REGISTRATION STATEMENT ON FORM S-1.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN OUR PUBLIC FILINGS BEFORE MAKING AN INVESTMENT DECISION WITH REGARD TO OUR SECURITIES. THE STATEMENTS CONTAINED IN OR INCORPORATED INTO THIS REGISTRATION STATEMENT ON FORM S-1 THAT ARE NOT HISTORIC FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN OR IMPLIED BY FORWARD-LOOKING STATEMENTS. WHILE THE RISKS DESCRIBED BELOW ARE THE ONES WE BELIEVE ARE MOST IMPORTANT FOR YOU TO CONSIDER, THESE RISKS ARE NOT THE ONLY ONES THAT WE FACE. IF ANY OF THE FOLLOWING EVENTS DESCRIBED IN THESE RISK FACTORS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

WE ARE A DEVELOPMENT STAGE COMPANY WITH A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR BUSINESS OR BASE AN INVESTMENT DECISION.

Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. We are a development stage company that has yet to generate significant revenue. Stevia is still a relatively new product in the sweetener marketplace and it has never been commercially grown in Vietnam or many of our other target locations. Both the continued growth of the stevia market in general, and our ability to introduce commercial development of stevia to new regions, face numerous risks and uncertainties. In particular, we have not proven that we can produce stevia in a manner that enables us to be profitable and meet manufacturer requirements, develop intellectual property to enhance stevia production, develop and maintain relationships with key growers and strategic partners to extract value from our intellectual property, raise sufficient capital in the public and/or private markets, or respond effectively to competitive pressures. If we are unable to accomplish these goals, our business is unlikely to succeed and you should consider our prospects in light of these risks, challenges and uncertainties.

WE HAVE EARNED NOMINAL REVENUES AND HAVE INCURRED RECURRING LOSSES SINCE INCEPTION.

Our auditors have expressed its audit opinion with an explanation paragraph as to an uncertainty with respect to our ability to continue as a going concern as of and for the period from April 11, 2011 (inception) through April 30, 2011. We had a deficit accumulated during the development stage of $1,303,241 at December 31, 2011, a net loss of $1,303,241 and net cash used in operating activities of $509,825 for the period from April 11, 2011 (inception) through December 31, 2011. These factors raise substantial doubt about our ability to continue as a going concern.

We only generated norminal revenues since inception. While we are increasing operations and attempting to generate sufficient revenues, our cash position may not be sufficient enough to support our daily operations. We intend to raise additional funds by way of a public or private offering. Such financing may not be available in sufficient amounts, or on terms acceptable to us and may dilute existing shareholders. We believe that the actions presently being taken to further implement our business plan and generate sufficient revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of our strategy to operate and generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate sufficient revenues.

IF WE FAIL TO RAISE ADDITIONAL CAPITAL, OUR ABILITY TO IMPLEMENT OUR BUSINESS MODEL AND STRATEGY COULD BE COMPROMISED.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from debt and equity financings. We expect to require substantial additional capital in the near future to develop our intellectual property base and to establish the targeted levels of commercial production of stevia. We may not be able to obtain additional financing on terms acceptable to us, or at all. Even if we obtain financing for our near term operations, we expect that we will require additional capital beyond the near term. If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

WE FACE INTENSE COMPETITION WHICH COULD PROHIBIT US FROM DEVELOPING A CUSTOMER BASE AND GENERATING REVENUE.

The sweetener industry is highly competitive with companies that have greater capital resources, facilities and diversity of product lines. Additionally, if demand for stevia continues to grow, we expect many new competitors to enter the market as there are no significant barriers to entry in the industry. More established agricultural companies with much greater financial resources which do not currently compete with us may be able to easily adapt their existing operations to production of stevia. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our services or that competition in the industry will not lead to reduced prices for the stevia leaf. Our competitors may also introduce new non-stevia based low-calorie sweeteners or be successful in developing a fermentation-derived stevia ingredient or other alternative production method which could also increase competition and decrease demand for stevia-based products.

INABILITY TO PROTECT OUR PROPRIETARY RIGHTS COULD DAMAGE OUR COMPETITIVE
POSITION.

Our farm management services business will be heavily dependent upon the intellectual property we develop or acquire. Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We will rely on patents, copyrights, trademarks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our intellectual property. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

A successful claim of infringement against us could result in a substantial damage award and materially harm our financial condition. Even if a claim against us is unsuccessful, we would likely have to devote significant time and resources to defending against it.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and disruptive of a company's management's attention, and in any event may not lead to a successful result relative to the resources dedicated to any such litigation.

WE MAY BE UNABLE TO EFFECTIVELY DEVELOP AN INTELLECTUAL PROPERTY PORTFOLIO OR MAY FAIL TO KEEP PACE WITH ADVANCES IN TECHNOLOGY.

We have no operating history in the agriculture industry and there is no certainty that we will be able to effectively develop a viable portfolio of intellectual property. The success of our farm management services, which are the core of our business, depends upon our ability to create such intellectual property.

Even if we are able to develop, manufacture and obtain any regulatory approvals and clearances necessary for our technologies and methods, the success of such services will depend upon market acceptance. Levels of market acceptance for our services could be affected by several factors, including:

     *    the availability of alternative services from our competitors;
     * the price and reliability of the our services relative to that of our competitors; and
     *    the timing of our market entry.

Additionally, our intellectual property must keep pace with advances by our competitors. Failure to do so could cause our position in the industry to erode rapidly.

CONFIDENTIALITY AGREEMENTS WITH EMPLOYEES AND OTHERS MAY NOT ADEQUATELY PREVENT DISCLOSURE OF OUR TRADE SECRETS AND OTHER PROPRIETARY INFORMATION.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we will rely significantly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We will enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party's relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will

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be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

WE WILL PRODUCE PRODUCTS FOR CONSUMPTION BY CONSUMERS THAT MAY EXPOSE US TO LITIGATION BASED ON CONSUMER CLAIMS AND PRODUCT LIABILITY.

The stevia produced at our farms will be integrated into stevia-based products which will be consumed by the general public. Additionally, we may manufacture and sell private label stevia-based food products. Even though we intend to grow and sell products that are safe, we have potential product risk from the consuming public. We could be party to litigation based on consumer claims, product liability or otherwise that could result in significant liability for us and adversely affect our financial condition and operations.

IF OUR SERVICES DO NOT GAIN ACCEPTANCE AMONG STEVIA GROWERS, WE MAY NOT BE ABLE TO RECOVER THE COST OF OUR INTELLECTUAL PROPERTY DEVELOPMENT.

Our business model relies on the assumption that we will be able to develop methods and protocols, secure valuable plant strains and develop other intellectual property for stevia farming that will be attractive to both stevia growers and manufacturers. We plan to spend significant amounts of capital to develop this intellectual property portfolio. If we are unable to secure such intellectual property or if our methods and protocols do not gain acceptance among growers or manufacturers, our intellectual property will have limited value. A number of factors may affect the market acceptance of our products and services, including, among others, the perception by growers of the effectiveness of our intellectual property, the perception among manufacturers of the quality of stevia produced using our intellectual property, our ability to fund marketing efforts, and the effectiveness of such marketing efforts. If such products and services do not gain acceptance by growers and/or manufacturers, we may not be able to fund future operations, including the expansion of our own farming projects and development and/or acquisition of additional intellectual property, which inability would have a material adverse effect on our business, financial condition and operating results.

ANY FAILURE TO ADEQUATELY ESTABLISH A NETWORK OF GROWERS AND MANUFACTURERS WILL IMPEDE OUR GROWTH.

We expect to be substantially dependent on manufacturers to purchase the stevia produced both at our own farms and at those of our customers. We have entered into a supply agreement with a manufacturer and two purchase agreements with growers and are in the process of establishing a network of growers to produce stevia using our methods and protocols. The relationship with this manufacturer and its perception of the stevia produced using our farm management services will determine its willingness to enter into purchase contracts with us and our customers on attractive terms. Our ability to secure such contracts will influence our attractiveness to growers who are potentially interested in partnering with us. Achieving significant growth in revenue will depend, in large part, on our success in establishing this production network. If we are unable to develop an efficient production network, it will make our growth more difficult and our business could suffer.

IF WE ARE UNABLE TO DELIVER A CONSISTENT, HIGH QUALITY STEVIA LEAF AT SUFFICIENT VOLUMES, OUR RELATIONSHIP WITH OUR MANUFACTURERS MAY SUFFER AND OUR OPERATING RESULTS WILL BE ADVERSELY AFFECTED.

Manufacturers will expect us to be able to consistently deliver stevia at sufficient volumes, while meeting their established quality standards. If we are unable to consistently deliver such volumes either from our own farms, or those of our grower partners, our relationship with these manufacturers could be adversely affected which could have a negative impact on our operating results.

CHANGES IN CONSUMER PREFERENCES OR NEGATIVE PUBLICITY OR RUMORS MAY REDUCE DEMAND FOR OUR PRODUCTS.

Recent data suggests consumers are adopting stevia as a sweetener in many products. However, stevia is a relatively new ingredient in consumer products and many consumers are not familiar with it. Therefore, any negative reports or rumors regarding either the taste or perceived health effects of stevia, whether true or not, could have a severe impact on the demand for stevia-based products. Manufacturers may decide to rely on alternative sweeteners which have a more established history with consumers. Primarily operating at the grower level, we will have little opportunity to influence these perceptions and there can be no assurance that the increased adoption of stevia in consumer food and beverage products will continue. Additionally, new sweeteners with similar characteristics to stevia may emerge which could be cheaper to produce or be perceived to have other qualities superior to stevia. Any of these factors could

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adversely affect our ability to produce revenues and our business, financial condition and results of operations would suffer.

FAILURE TO EFFECTIVELY MANAGE GROWTH OF INTERNAL OPERATIONS AND BUSINESS MAY STRAIN OUR FINANCIAL RESOURCES.

We intend to significantly expand the scope of our farming operations and our research and development activities in the near term. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

     * The need for continued development of our financial and information management systems;
     * The need to manage strategic relationships and agreements with manufacturers, growers and partners; and
     * Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management and other personnel. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments. Our inability to successfully manage growth could materially adversely affect our business.

ADVERSE WEATHER CONDITIONS, NATURAL DISASTERS, CROP DISEASE, PESTS AND OTHER NATURAL CONDITIONS CAN IMPOSE SIGNIFICANT COSTS AND LOSSES ON OUR BUSINESS.

Weather-related events could significantly affect our results of operations. We do not currently maintain insurance to cover weather-related losses and if we do obtain such insurance it likely will not cover all weather-related events and, even when an event is covered, our retention or deductible may be significant. Cooler temperatures in the regions where we operate could negatively affect us, while not affecting our competitors in other regions.

Our crops, and those of our grower partners, could also be affected by drought, temperature extremes, hurricanes, windstorms and floods. In addition, such crops could be vulnerable to crop disease and to pests, which may vary in severity and effect, depending on the stage of agricultural production at the time of infection or infestation, the type of treatment applied and climatic conditions. Unfavorable growing conditions caused by these factors can reduce both crop size and crop quality. In extreme cases, entire harvests may be lost. These factors may result in lower production and, in the case of farms we own or manage, increased costs due to expenditures for additional agricultural techniques or agrichemicals, the repair of infrastructure, and the replanting of damaged or destroyed crops. We may also experience shipping interruptions, port damage and changes in shipping routes as a result of weather-related disruptions.

Competitors and industry participants may be affected differently by weather-related events based on the location of their production and supply. If adverse conditions are widespread in the industry, it may restrict supplies and lead to an increase in prices for stevia leaf, but our typical fixed-price supply contracts may prevent us from recovering these higher costs.

OUR OPERATIONS AND PRODUCTS ARE REGULATED IN THE AREAS OF FOOD SAFETY AND PROTECTION OF HUMAN HEALTH AND THE ENVIRONMENT.

Our operations and products are subject to inspections by environmental, food safety, health and customs authorities and to numerous governmental regulations, including those relating to the use and disposal of agrichemicals, the documentation of food shipments, the traceability of food products, and labeling of our products for consumers, all of which involve compliance costs. Changes in regulations or laws may require, operational modifications or capital improvements at various locations. If violations occur, regulators can impose fines, penalties and other sanctions. The costs of these modifications and improvements and of any fines or penalties could be substantial. We can be adversely affected by actions of regulators or if consumers lose confidence in the safety and quality of stevia, even if our products are not implicated.

IF WE ARE UNABLE TO CONTINUALLY INNOVATE AND INCREASE EFFICIENCIES, OUR ABILITY TO ATTRACT NEW CUSTOMERS MAY BE ADVERSELY AFFECTED.

In the area of innovation, we must be able to develop new processes, plant strains, and other technologies that appeal to stevia growers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in

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the development, introduction, marketing and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance or generate satisfactory financial returns.

CURRENT GLOBAL ECONOMIC CONDITIONS MAY ADVERSELY AFFECT OUR INDUSTRY, BUSINESS AND RESULT OF OPERATIONS.

The recent disruptions in the current global credit and financial markets has included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate, and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. The current adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending, which may cause manufacturers to cancel, decrease or delay their existing and future orders with us. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

OUR BUSINESS DEPENDS SUBSTANTIALLY ON THE CONTINUING EFFORTS OF OUR EXECUTIVE OFFICERS AND OUR BUSINESS MAY BE SEVERELY DISRUPTED IF WE LOSE THEIR SERVICES.

Our future success depends substantially on the continued services of our executive officers, especially our President and Chairman, Mr. George Blankenbaker. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

WE MAY BE REQUIRED TO INCUR SIGNIFICANT COSTS AND REQUIRE SIGNIFICANT MANAGEMENT RESOURCES TO EVALUATE OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AS REQUIRED UNDER SECTION 404 OF THE SARBANES-OXLEY ACT, AND ANY FAILURE TO COMPLY OR ANY ADVERSE RESULT FROM SUCH EVALUATION MAY HAVE AN ADVERSE EFFECT ON OUR STOCK PRICE.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management's assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. As of December 31, 2011, the management of the Company assessed the effectiveness of the Company's internal control over financial reporting based on the criteria for effective internal control over financial reporting established in INTERNAL CONTROL--INTEGRATED FRAMEWORK issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and SEC guidance on conducting such assessments. Management concluded, as of the quarter ended December 31, 2011, that its internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP rules. Management realized there were deficiencies in the design or operation of our internal control that adversely affected our internal controls which management considers to be material weaknesses including those described below:

     * We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.
     * We do not have an audit committee or an independent audit committee financial expert. While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management's view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404 or that we would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management's assessment or conclude that our internal control over financial reporting is operating effectively.

RISKS RELATED TO DOING BUSINESS IN VIETNAM AND OTHER DEVELOPING COUNTRIES

OUR INTERNATIONAL OPERATIONS WILL BE SUBJECT TO THE LAWS OF THE JURISDICTIONS IN WHICH WE OPERATE.

A significant portion of our initial business operations will occur in Vietnam. We will be generally subject to laws and regulations applicable to foreign investment in Vietnam. The Vietnamese legal system is based, at least in part, on written statutes. However, since these laws and regulations are relatively new and the Vietnamese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. We cannot predict the effect of future developments in the Vietnamese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, the preemption of local regulations by national laws, or the overturn of local government's decisions by the superior government. These uncertainties may limit legal protections available to us.

OUR INTERNATIONAL OPERATIONS INVOLVE THE USE OF FOREIGN CURRENCIES, WHICH SUBJECTS US TO EXCHANGE RATE FLUCTUATIONS AND OTHER CURRENCY RISKS.

The revenues and expenses of our international operations will generally be denominated in local currencies, which will subject us to exchange rate fluctuations between such local currencies and the U.S. dollar. These exchange rate fluctuations will subject us to currency translation risk with respect to the reported results of our international operations, as well as to other risks sometimes associated with international operations. In the future, we could experience fluctuations in financial results from our operations outside of the United States, and there can be no assurance we will be able, contractually or otherwise, to reduce the currency risks associated with our international operations.

WE MAY BE ADVERSELY AFFECTED BY ECONOMIC AND POLITICAL CONDITIONS IN THE COUNTRIES WHERE WE OPERATE.

We will operate in Vietnam and other countries throughout the world. Economic and political changes in these countries, such as inflation rates, recession, foreign ownership restrictions, restrictions on transfer of funds into or out of a country and similar factors may adversely affect results of operations.

While it is our understanding that the economy in Vietnam has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various economic sectors. The government of Vietnam has implemented various measures to encourage or control economic growth and guide the allocation of resources. Some of these measures benefit the overall Vietnamese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Vietnamese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Vietnamese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in Vietnam are still owned by the Vietnamese government. The continued control of these assets and other aspects of the national economy by Vietnam government could materially and adversely affect our business. The Vietnamese government also exercises significant control over Vietnamese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Vietnamese government to slow the pace of growth of the Vietnamese economy could negatively affect our business.

OUR INSURANCE COVERAGE MAY BE INADEQUATE TO COVER ALL SIGNIFICANT RISK
EXPOSURES.

We will be exposed to liabilities that are unique to the products we will provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations. In addition, because the insurance industry in Vietnam and other developing countries are still in their early stages of development, business interruption insurance available in such countries relating to our intended services and products offers limited coverage compared to that offered in many other developed countries. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

IT WILL BE EXTREMELY DIFFICULT TO ACQUIRE JURISDICTION AND ENFORCE LIABILITIES AGAINST OUR OFFICERS, DIRECTORS AND ASSETS OUTSIDE THE UNITED STATES.

Substantially all of our assets will be located outside the United States and a significant number of our officers and directors may reside outside of the United States as well. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that in particular, Vietnam, does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and, in particular, Vietnam would permit effective enforcement of criminal penalties of the Federal securities laws.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

THE RELATIVE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM MAY PUT US AT A COMPETITIVE DISADVANTAGE.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

OUR STOCK IS CATEGORIZED AS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A SHAREHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is categorized as a "penny stock". The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $4.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A SHAREHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority ("FINRA") has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

WE EXPECT TO EXPERIENCE VOLATILITY IN OUR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT SHAREHOLDERS' INVESTMENTS.

The market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for "penny stock", such as our common stock, has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

TO DATE, WE HAVE NOT PAID ANY CASH DIVIDENDS AND NO CASH DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER NEVADA LAW AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

CERTAIN RESTRICTIONS ON THE EXTENT OF PUTS MAY HAVE LITTLE, IF ANY, EFFECT ON THE ADVERSE IMPACT OF OUR ISSUANCE OF SHARES IN CONNECTION WITH THE EQUITY PURCHASE AGREEMENT, AND AS SUCH, SOUTHRIDGE MAY SELL A LARGE NUMBER OF SHARES, RESULTING IN SUBSTANTIAL DILUTION TO THE VALUE OF SHARES HELD BY EXISTING SHAREHOLDERS.

Southridge has agreed to refrain from holding an amount of shares which would result in Southridge owning more than 9.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Southridge from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put. In this way, Southridge could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

BECAUSE SOUTHRIDGE WILL BE PAYING LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK, YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO THE EQUITY PURCHASE AGREEMENT.

The common stock to be issued to Southridge pursuant to the Equity Purchase Agreement will be purchased at an 7% discount to the lowest closing bid price of our common stock reported by Bloomberg, L.P. during the five consecutive trading day period immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Purchase Agreement. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted. Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Southridge sells the shares, the price of our common stock could decrease. If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further adverse impact on our stock price.

THE EQUITY PURCHASE AGREEMENT'S PRICING STRUCTURE MAY RESULT IN DILUTION TO OUR STOCKHOLDERS.

Pursuant to the Equity Purchase Agreement, Southridge committed to purchase, subject to certain conditions, up to $20,000,000 of our common stock over a three-year period. If we sell shares to Southridge under the Equity Purchase Agreement , it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. If we draw down amounts under the Equity Purchase Agreement, we will issue shares to Southridge at a discount. If we draw down amounts under the Equity Purchase Agreement when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price.

                                 USE OF PROCEEDS

Selling Security Holder may sell all of the common stock offered by this Prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock. We may, however, receive aggregate gross proceeds of $20,000,000 if all shares of common stock in this offering are sold to Selling Security Holder pursuant to the Equity Purchase Agreement. Any such proceeds we receive will be used for working capital and general corporate matters.

                         DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. Selling Security Holder will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See "Plan of Distribution" below for more information.

                             SELLING SECURITY HOLDER

We agreed to register for resale $20,000,000 of Put Shares that we will put to Southridge pursuant to the Equity Purchase Agreement. The Equity Purchase Agreement provides that Southridge is committed to purchase up to $20,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement. We will not receive any proceeds from the sale of these shares of common stock offered by Southridge. However, we will receive proceeds from the sale of our Put Shares under the Equity Purchase Agreement. The proceeds will be used for working capital or general corporate purposes.

Southridge is the potential purchaser of our common stock under the Equity Purchase Agreement. The $20,000,000 of Put Shares offered in this prospectus is based on the Equity Purchase Agreement between Southridge and us. Southridge may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus. The put option price is 93% of the lowest Closing Price in the five trading day period immediately following the Put Date.

We are unable to determine the exact number of shares that will actually be sold by Southridge according to this prospectus due to:

     * the ability of Southridge to determine when and whether it will sell any of the Put Shares under this prospectus; and
     * the uncertainty as to the number of Put Shares that will be issued upon exercise of our put options under the Equity Purchase Agreement.

The following information contains a description of how Southridge shall acquire the shares to be sold in this offering. Southridge has not held a position or office, or had any other material relationship with us, except as follows.

Southridge is a limited partnership organized and existing under the laws of the state of Delaware. All investment decisions of, and control of, Southridge is held by its general partner Southridge Advisors, LLC. Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP. To the extent such shares are offered for sale through a Put Notice, Southridge will acquire all shares being registered in this offering in the financing transactions with us.

Southridge intends to sell up to $20,000,000 of shares of our common stock pursuant to the Equity Purchase Agreement under this prospectus. On January 26, 2012, the Company and Southridge entered into the Equity Purchase Agreement pursuant to which we have the opportunity, for a three-year period commencing on the date of the Equity Purchase Agreement (but not before the date which the SEC first declares effective this registration statement), to sell shares of our common stock. For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay 93% of the lowest Closing Price during the Valuation Period.

In addition, in the event the Closing Price decreases below the Floor Price during the Valuation Period, Southridge shall not be allowed to fund one-fifth (1/5) of the put amount on the Put Notice for each such trading day, and the put amount on the Put Notice shall be adjusted accordingly. In the event that during a Valuation Period the Closing Price falls below the Floor Price for any two (2) trading days, then the balance of each party's rights and obligations to purchase and sell the investment amount under such Put Notice shall terminate on such second trading day, and the put amount shall be adjusted to include only one-fifth (1/5) of the initial put amount for each trading day during the Valuation Period prior to such termination date that the closing Closing Price equals or exceeds the Floor Price.

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Equity Purchase Agreement pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Southridge is an "accredited investor" and/or qualified institutional buyer and Southridge has access to information about us and its investment.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement. These risks include dilution of stockholders and significant decline in our stock price.

Southridge will periodically purchase shares of our common stock under the Equity Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.

Southridge is an "underwriter" within the meaning of the Securities Act.

The following table sets forth the name of Selling Security Holder, the number of shares of common stock beneficially owned by Selling Security Holder as of the date hereof and the number of shares of common stock being offered by Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and Selling Security Holder may offer all or part of the shares for resale from time to time. However, Selling Security Holder is under no obligation to sell all or any portion of such shares nor is Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by Selling Security Holder. The "Amount Beneficially Owned After Offering" column assumes the sale of all shares offered.

                                      Shares                                Amount          Percent
                                   Beneficially                          Beneficially     Beneficially
                                  Owned Prior to       Shares to          Owned After      Owned After
          Name                       Offering         be Offered           Offering         Offering
          ----                       --------         ----------           --------         --------
Southridge Partners II, LP (1)        35,000         14,981,273 (2)         35,000        Less than 1%

----------
(1) Southridge Partners II, LP is a limited partnership organized and exiting under the laws of the state of Delaware. Southridge Advisors, LLC is the general partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge Partners II, LP. Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP.

(2) Calculated based on the average of the high and low prices of our common stock on February 23, 2012 of $1.335. This number assumes we sell the entire $20,000,000 worth of shares being offered pursuant to this Prospectus. This amount also assumes that Southridge purchases the maximum amount of registrable Put Shares in this registration statement.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Selling Security Holder in connection with the sale of the Purchase Shares.

Neither Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

                              PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to $20,000,000 of our common stock, par value $0.001 per share, by Selling Security Holder.

Selling Security Holder and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Selling Security Holder may use any one or more of the following methods when selling shares:

     * ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     * block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
     * purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     * an exchange distribution in accordance with the rules of the applicable exchange;
     *    privately negotiated transactions;
     * broker-dealers may agree with Selling Security Holder to sell a specified number of such shares at a stipulated price per share;
     *    through the writing of options on the shares;
     *    a combination of any such methods of sale; and
     *    any other method permitted pursuant to applicable law.

According to the terms of the Equity Purchase Agreement, neither Southridge nor any affiliate of Southridge acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

Selling Security Holder or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that Selling Security Holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, Selling Security Holder. In addition, Selling Security Holder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by Selling Security Holder. Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holder under this prospectus.

Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by Selling Security Holder.

Selling Security Holder will acquire the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holder. We will file a supplement to this prospectus if Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of Selling Security Holder. Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an "underwriter" within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement. For each share of common stock purchased under the Equity Purchase Agreement, Southridge will pay 93% of the lowest closing bid price of our common stock during the Valuation Period.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Southridge to pay these expenses. We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $35,292. We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge. We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

The following summary includes a description of material provisions of our capital stock.

AUTHORIZED AND OUTSTANDING SECURITIES

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of February 23, 2012, there were issued and outstanding 61,327,275 shares of our common stock.

COMMON STOCK

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

DIVIDENDS

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

REGISTRATION RIGHTS

In accordance with the Registration Rights Agreement ("Rights Agreement") entered into with Southridge, Southridge is entitled to certain rights with respect to the registration of the shares of common stock issued in connection with the Equity Purchase Agreement (the "Registrable Securities").

REGISTRATION RIGHTS.

Within ninety (90) days after the effective date of the Rights Agreement, we are obligated to file a registration statement with respect to the Registrable Securities. Upon becoming effective, such registration statement shall remain effective at all times until the earliest of (i) the date that is three months after the completetion of the last sale of common shares under the Equity Purchase Agreement, (ii) the date when Southridge may sell all Registrable Securities under Rule 144 without volume limitations, or (iii) the date Southridge no longer owns any of the Registrable Securities. We must also use all commercially reasonable efforts to registerand/or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as Southridge may reasonably request and in which significant volumes of shares of our common stock are traded.

EXPENSES OF REGISTRATION RIGHTS.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of Southridge.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Li & Company, PC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Greenberg Traurig, LLP.

                   INFORMATION WITH RESPECT TO THE REGISTRANT

BACKGROUND

We are a farm management company with a primary focus on stevia agronomics from plant breeding to good agricultural practices to post-harvest techniques. We plan to invest in research and development and intellectual property acquisition and provide farm management services to contract growers and other industry growers.

We were incorporated on May 21, 2007 in the State of Nevada. Our initial business focus was on development of a software product for tracking employee productivity and projects. On June 23, 2011, we closed a voluntary share exchange transaction ("Share Exchange Transaction") with Stevia Ventures International Ltd., a business company incorporated in the British Virgin Islands ("BVI"), pursuant to which we acquired certain rights relating to stevia production, including certain assignable exclusive purchase contracts and an assignable supply agreement related to stevia.

Prior to the Share Exchange Transaction, we were a public reporting "Shell Company", as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Following the consummation of the Exchange Agreement we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act") and Rule 12b-2 of the Exchange Act.

Simultaneously with the closing of the Share Exchange Transaction, Mohanad Shurrab, our shareholder and former Director, President, Treasurer and Secretary, surrendered 33,000,000 shares of our common stock to us for cancellation.

As a result of the Share Exchange Transaction, the sole stockholder of BVI, our President, George Blankenbaker, received 12,000,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of BVI. BVI became our wholly-owned subsidiary.

Of the 12,000,000 shares issued in connection with the Share Exchange Transaction, 6,000,000 of such shares were held in escrow pending the achievement by Registrant of certain post-closing business milestones (the "Milestones"), pursuant to the terms of a make good escrow agreement, between the Registrant and Mr. Blankenbaker. As set forth in such escrow agreement, the shares associated with each Milestone shall either be released to Mr. Blankenbaker upon achievement of each Milestone, or forfeited to the Company upon notification to the escrow agent that the Milestone has not been achieved. All shares shall be either forfeited or released from escrow by the two year anniversary of the closing of the Share Exchange Transaction. On January 12, 2012, 3,000,000 shares were released from escrow upon satisfaction of certain Milestones.

OVERVIEW

Our focus is on implementing quality agribusiness solutions to our partners, contract growers and customers to maximize the efficient production of stevia leaf. Our management team has expertise in farm management and contract growing in Asia, and experience in international business management.

Our mission is to become the global leader of stevia leaf growers and to create a competitive advantage by focusing on the full spectrum of agronomic and business inputs and to develop, secure, or acquire the latest intellectual property that will enable us to consistently produce high per unit volumes of high quality leaf utilizing environmentally sustainable methods.

We believe we can accomplish our mission by becoming the stevia agribusiness partner of choice for our contract growers and customers, thereby creating global synergies and producing a sustainable supply of stevia leaf sufficient to support vertical integration of extraction facilities in each country that we operate.

THE INDUSTRY AND OUR OPPORTUNITY

With increasing obesity giving rise to national health issues, governments are putting pressure on the food industry to offer products with reduced calories and we believe that consumers are looking for more natural products and simpler ingredient lines on the foods and beverages they purchase.

In evaluating potential sweetener alternatives, manufacturers focus on taste, pricing, and a sustainable and scalable supply. Stevia fulfills these four criteria and has the added advantage of contributing no calories to food and beverage with a near zero glycemic index, making it safe for diabetics. Additionally, stevia has the benefit of having excellent application synergies with sugar and corn as well as cost advantages that can offset sugar and corn sweetener input costs. In addition the new blending approaches being used to combine stevia with sugar and corn sweetener to produce reduced calorie products completely overcomes any negative taste profiles.

Originating from Paraguay, stevia leaf has been valued for centuries because of its sweetening properties and has been used as an approved sweetener in Japan and Korea for decades. Extracts from stevia contain a mixture of different molecules that vary depending upon climate and growing conditions and it was historically impossible to come up with clear and consistent specifications of the product needed to make it a reliable ingredient. This issue was only overcome in recent years by identifying the steviol glycoside molecules with the best taste profiles and by developing innovative and unique process technologies to separate and purify stevia extract to pharmaceutical levels of purity on a reliable and consistent basis: and, importantly, to do so in commercially viable volumes.

In 2008, Rebaudioside A, a steviol glycoside, was granted GRAS (Generally Recognized as Safe) status by the U.S. Food and Drug Administration following applications by Cargill and Merisant. Since then, approval by legislators across the world has opened the door to new formulations and reformulations of foods and beverages with zero or reduced calorie content. In 2009, stevia was incorporated into leading beverage brands manufactured by Coca-Cola and PepsiCo and has since been incorporated into many categories of food and beverages.

The stevia industry is segmented into three main business processes: i) extraction and purification, ii) product formulation and marketing, and iii) plant breeding and farming.

The majority of the cost of refined stevia is composed of the leaf cost and we believe there remains considerable opportunity to build value in the supply chain by focusing on stevia agronomics. The stevia genus includes more than 100 species and each species contains unique sweet compounds. However, only two of these species contain steviol glycosides and of these two the variety with the sweetest compounds is stevia rebaudiana bertoni. There is relatively little technical knowledge of this species and almost all commercial growing of stevia has occurred in China because of the traditional Japanese and Korean markets. Now with the global market demand for high TSG (total steviol glycoside) and high Reb-A (Rebaudioside A) producing plants, there is increased demand for agronomic and farm management expertise to establish new plantations and rapidly scale leaf production.

PRODUCTS AND SERVICES

GROWTH CYCLE - The stevia plant is a perennial but the growing cycle varies greatly depending on the particular strain and location. Stevia is sensitive to frost and in China where most stevia is grown today, it is common to only have one or two harvests. Closer to the equator it is possible to harvest year round with some dormancy during the winter months. It is also possible to manipulate the harvest cycle and in developing countries where manual labor is the preferred method, a short cycle of as little as 45 to 60 days between harvests is preferred. However, in more developed countries where mechanization is the focus, a longer growing cycle is preferred and cycles of more than 120 days have been achieved.

YIELD - Expected annual dry leaf yields of plant varieties commonly sourced from China is three to six tons per Ha. Field trial data indicates that six tons or more per hectare (Ha) can be achieved working with elite strains. We are focused on securing such strains and adapting them to local growing environments. By continuing to build our inventory of elite strains and refine our farm management practices and technologies, we plan to continuously improve yield and plant performance and exploit the economic value of our intellectual property.

HARVEST - Stevia is a very labor intensive plant and traditionally has been harvested by hand. As larger commercial operations have begun to focus on stevia, a considerable amount of research is being put into the mechanization of planting, harvesting and leaf removal. While we will need to maximize mechanization in the United States to be economical, in many Asian locations there is both an abundance of low cost labor and an expectation that stevia will provide an economic stimulus and employ many of the farmers in poor rural areas. So the adoption of mechanization will need to consider both economic and social factors.

LOCATION - Infrastructure is a major criteria for field site selection and can be especially challenging in developing countries. A viable site must have the proper weather and soil that is suitable for plant growth as well as being in a location that satisfies logistical business considerations, such as being easily accessible and in close proximity to a capable labor pool. Access to water can often be a challenge and greatly limits the areas where an irrigation model can be applied. Vietnam has excellent road infrastructure and our fields are easily accessible by passenger car or lorry and most potential growing areas are located within hours of a major port city. Indonesia has an abundance of low cost labor and land available for acquisition that is suitable for new varieties of stevia that we are breeding and/or acquiring to grow in the equatorial zone.

LAND USE - Based on current land ownership in Vietnam, we will need to rely on both contract farming and plantation models. In Indonesia, we will be able to acquire vast tracts of land and will prioritize farming models based purely on the economics and preferred levels of capital risk exposure. We are conducting field trials under both methods to determine the preferred model.

LABOR AND RESEARCH AND DEVELOPMENT - Stevia is a labor intensive plant and it is also a very technical plant requiring a high degree of knowledge and/or expertise to manage it properly. This is especially true of the newer high Reb-A varieties. Although the stevia plant naturally produces Reb-A, it does not require a high concentration to survive in its natural environment. The high Reb-A varieties are newly developed and there is very limited experience and knowledge in the world about the proper techniques to care for these plants. Therefore, our initial funding will be largely used to secure elite plant varieties, culling the current planted varieties, developing state of the art propagation techniques, conducting field trials, documenting local operating procedures and developing post-harvest techniques.

FINANCIAL - The value of the stevia leaf fluctuates based on supply and demand and the quality of the leaf. Wide seasonal variances on the open market are common and make long-term planning difficult. By entering into long-term supply contracts with leaf buyers we will be able to plan our growth and commit to large plantations and contract growers. In addition, buyers of leaf pay a substantial premium for high quality leaf. This places strong economic value on our intellectual property, including our elite stevia strains, and our farm management solutions.

Current contracted selling price for leaf that meets the minimum standards is set at a fixed price. Leaf exceeding the minimum standards will receive a premium for which the benchmarks and price tiers will be reviewed each year based on comparative market leaf quality and supply and demand.

Historically, leaf that produced 13% TSG and 70% Reb-A was purchased at a premium. Elite strains can potentially deliver TSG well above 12% and Reb-A above 80% providing significant economic advantage. Minimum standards for high Reb-A extraction require a TSG of 12% or more, Reb-A to be at least 60% of TSG, maximum of 5% impurities and a maximum moisture content of 10%.

OUR KEY CONTRACTS AND RELATIONSHIPS

SUPPLY CONTRACTS

In connection with the Share Exchange Transaction, we assumed a Supply Agreement with PureCircle dated February 20, 2009, through an assignment agreement dated April 12, 2011, whereby PureCircle agreed to purchase leaf we produced at a fixed price during the term of the Supply Agreement. On February 20, 2012, such Supply Agreement lapsed and on February 21, 2012 we entered into a new Supply Agreement with Guangzhou Health China Technology Development Company Limited ("Health") whereby Health agreed to purchase all of the plant material including the stem. In addition to extraction technologies that utilize stevia leaf extracts for human consumption, Health and its affiliates have developed hightech organic formulations for fertilizers and animal feed with specific applications to acquaculture as well as post harvest preservation applications that incorporate materials derived from the entire stevia plant. The ability to utilize the entire stevia plant greatly increases the efficiencies of our stevia harvest production and we believe this relationship with Health will make us more attractive to potential grower partners and will also provide us a broader more diversified market.

As our operations expand, we would also like to collaborate with Health and/or its affiliates to operate an extraction facility and vertically intergrate our supply chain and we have entered into a Cooperative Agreement on February 21, 2012 with Health to explore potential areas in which to collaborate.

INDEPENDENT GROWER RELATIONSHIPS

We plan to develop a significant network of partner growers who we can market our production methods and technologies to and who will also help supply us with the stevia product necessary to fulfill our supply obligations. We have entered into initial purchase agreements with each of Asia Stevia Investment Development Company Ltd. and Stevia Ventures Corporation (each a "Supplier"), whereby the Suppliers will provide us with stevia on the terms and conditions set forth therein.

AGRO GENESIS

Effective July 16, 2011, we entered into an Agribusiness Development Agreement (the "Agreement") with Agro Genesis Pte. Ltd. ("AGPL"). Under the terms of the Agreement, we engaged AGPL to be our technology provider consultant for stevia propagation and cultivation in Vietnam, and potentially other countries. AGPL is tasked with developing stevia propagation and cultivation technology in Vietnam, recommend quality agronomic programs for stevia cultivation, harvest and post harvest, alert findings on stevia propagation and cultivation that may impact profitability and develop a successful model in Vietnam that can be replicated elsewhere (the "Project"). The Project will be on-site at our stevia fields in Vietnam and will have a term of at least two years. For its services, AGPL could receive a fee of up to 275,000 Singapore dollars, plus related expenses estimated at USD $274,000. Additionally, the Company will be AGPL's exclusive distributor for AGPL's g'farm system (a novel crop production system) for stevia growing resulting from the Project. AGPL will receive a commission of no less than 2% of the price paid for crops other than stevia, from cropping systems that utilize the g'farm system resulting from the Project. All technology-related patents resulting from the Project will be jointly owned by AGPL and the Company, with the Company holding a right of first offer for the use and distribution rights to registered patents resulting from the Project.

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
GROWERS SYNERGY

Effective November 1, 2011, we entered into a Management and Off-Take Agreement (the "Management Agreement") with Growers Synergy Pte Ltd, ("Growers Synergy") pursuant to which Growers Synergy will provide farm management operations and back-office and regional logistical support for our Vietnam and Indonesia operations for a period of two years. In addition, Growers Synergy will enter into an agreement to purchase from us all the non-stevia crops produced at the farms for which they are providing management services. The Management Agreement is terminable by the Company upon 30 days notice, and provides for monthly payments to Growers Synergy of $20,000.

We believe that the relationship with Growers Synergy will provide us with a strategic advantage and potential synergistic partnership by providing us with guaranteed off-take agreements for agriculture crops other than stevia, which will be produced as part of inter-cropping practices to maintain optimal soil conditions for stevia farming. Growers Synergy will work with us and our technology partners to combine the agronomy protocol with the farming models. Models and their related protocols will be commercially field tested during the first two years working with the provincial and national programs and establishing 100 Ha of field trials.

A local farm management service, such as Growers Synergy is critical to assist us in training local teams with the documented protocol sufficient to scale to 1,000 Ha to create a turnkey project. Our goal, after two years, is to be vested with fully documented protocols, local teams of trained staff capable of supporting the scale up to 1,000 Ha and farmers communities that are capable of growing stevia. To help us achieve this Growers Synergy will provide the necessary resources and assign staff to fill the following positions:

     *    Development Manager
     *    Operations Manager
     *    Logistics Manager
     *    Field Manager
     *    Technical Supervisor
     *    Training Manager

In addition they will provide the following support staff and infrastructure to support our commercial presence:

     *    Accountant
     *    Secretary
     *    Office
     *    Utilities
     *    Phones for assigned personnel
     *    All related regional (Asia) travel for all assigned personnel

OUR FARM MANAGEMENT SERVICES

Our objective is to provide a full spectrum of farm management services to manage our contract farms, service industry growers and provide for optimal stevia and intercrop production.

To achieve this objective we plan to develop a local SOP (standard operating procedures) manual specific to each growing location and plant variety, which documents the proper use of all inputs including a proprietary crop production system utilizing licensed formulation technologies and a Micro Suspension technology which delivers fertilizers that we believe are more efficient and cost effective than current chemical fertilizers. We believe this customized operating manual will result in advanced propagation and growing techniques that can improve the quality and efficiency of the stevia plants and intercrops.

We have also licensed a wide portfolio of highly efficient and environmentally friendly crop nutrition products. These products are performance minerals, plant phyto-chemicals, functional nutrients and microbial formulations. All products are derived from natural sources and can be used as sustainable agriculture solutions and/or for organic farming.

Currently, we believe we may be the only company that delivers the full spectrum of agricultural consulting and solutions for stevia growers, including:

ELITE GERMPLASM - high performance mother stock suitable for varied regions and environment.

ADVANCED PROPAGATION TECHNIQUES - methods that are efficient, more cost effective, and produce a higher quality plant.

MICRO SUSPENSION PRODUCTS - a range of fertilizers produced using a licensed proprietary Micro Suspension technology.

GF SYSTEM (G'FARM CROP PRODUCTION TECHNOLOGY SYSTEM) - a crop production system that leverages consulting expertise and Micro Suspension products to provide location and strain specific, sustainable farming practices.

INTELLECTUAL PROPERTY DEVELOPMENT

During the coming 18 months, our primary focus in intellectual property development will be on identifying optimal cultivar varieties for intended growing sites, developing and testing a propagation protocol, developing cultivation technology including an intercropping system and regional adaptability test, and developing post-harvest and refinery processes.

As further described above in the section titled "Our Key Contracts and Relationships", we have entered into a contract with Agro Genesis to serve as our technology partner and to grant us an exclusive license to their g'farm system (powered by MS Technology) for stevia growing. In addition, we have entered into cooperative research agreements with two Vietnamese research institutes and have entered into a cooperative agreement to explore potential technology partnerships with Health. We have also circulated a request for proposal to targeted universities in the U.S. and we plan to initiate a U.S.- based research project during 2012.

We will continue seeking relationships with technology partners as we believe technology will be key to maintaining a competitive advantage.

OUR COMPETITIVE ADVANTAGE

We believe our intellectual property suite and our ability to serve as a one-stop agribusiness solution will provide us with a competitive advantage against our competitors.

Our intellectual property, particularly our fertilizers and other input products used in our protocols, have the potential to create a dedicated customer base because the protocols once implemented on a farm call for continual use of our fertilizers and other products as a mandatory crop input. This long-term customer relationship can enable us to create a substantial barrier to entry to potential new competitors, while at the same time providing networking benefits that could further propagate our business.

Additionally, our developing relationship with Health has the potential to make us an attractive partner to growers who are looking for a guaranteed market for their stevia and our supply relationship with Health will allow us to commit to purchase the entire plant material harvested including the stem which increases total crop yield, productivity and income.

OUR PROPERTIES

Although our primary focus will be on providing farm management services to our contract growers, we also plan to implement our technology and protocols to develop and expand our own stevia production. This will allow us to fully capitalize on the value of the intellectual property we create, while also providing us an environment in which to continue to develop and refine our farm management techniques and strategies.

We have acquired two grower supply contracts and have established more than 50 Ha of contracted field trials located across several provinces in north and north central Vietnam, with a goal to reach 100 Ha by the end of 2012.

As further described above in the section titled "Our Key Contracts and Relationships", we have engaged a regional farm management services provider, Growers Synergy, to manage in-country operations in both Vietnam and Indonesia.

We anticipate to commence commercial scale cultivation at the beginning of our third fiscal year ending March 31, 2014 with a plan to target 1,000 Ha. The exact months to be targeted for planting will be determined by the protocol confirmed during the first two years. Logistically, the process of going from propagation center to greenhouse to seedling to field is a very labor intensive effort that requires a large number of trained workers. In addition, the field preparations are critical and need to be inspected and supervised. Therefore a balance will be made between the quality of the available biological windows and the logistical cost against the backdrop of our targeted Ha. Another significant factor is the nursery and greenhouse requirements. The more confined the window, the more capacity is required.

On December 14, 2011 we entered into a land lease agreement with Stevia Ventures Corporation, one of our Suppliers, and Vinh Phuc Province People's Committee Tam Dao Agriculture & Industry Co., Ltd ("Vinh Phuc") whereby Stevia Ventures Corporation leased 10 Ha of land over 5 years and we have begun to develop a research facility that will also serve as a propagation center for farms located in the surrounding provinces and particularly those serving the provincial and national sponsored projects.

To better service multiple farms located across the many provinces stretching from north central Vietnam to the Chinese border, we will utilize the greenhouse facilities of our local grower partners in a decentralized model that more efficiently addresses the logistical challenges presented by the contract farming model. It is assumed that the commercial fields will be scaled by stem cutting and we will receive reimbursement for the cost of seedlings one month after delivery.

To ensure quality control, we will provide the equipment specifications, intellectual property, and protocol processes derived from our research and development program for post-harvest processing of leaf. Under a decentralized model suitable to contract farming in Vietnam, the grower partners will be responsible for processing the harvested stevia plant material and intercrops under our protocols which will be monitored by our quality control staff. However, depending on the results of our research and development, a centralized processing facility may be recommended.

REGULATION

Stevia extracts may be used in a wide variety of consumer products including soft drinks, vegetable products, tabletop sweeteners, confectioneries, fruit products and processed seafood products, in a wide range of countries, including almost all major markets, and as a dietary supplement in others. Clinical studies have supported the safety and stability of stevia's various high purity compounds used in food and beverages. There is no known health threat and this is increasing consumer confidence in stevia as a sugar substitute.

In June 2007, the Joint Expert Committee on Food Additives ("JECFA") concluded that steviol glycoside showed no adverse affects and was stable for use in food and acidic beverages under normal conditions, and in June 2008, extended its recommendation for acceptable daily intake of up to four mg per kg of body weight per day.

In April 2010, at the request of the European Commission, the European Food Safety Authority's scientific panel on additives, the ANS Panel, assessed the safety of steviol glycosides, sweeteners extracted from stevia plant leaves, and established an acceptable daily intake for their safe use.

The toxicological testing conducted by the ANS panel showed that the substances are not genotoxic, nor carcinogenic, nor are they linked to any adverse effects on the human reproductive system or for the developing child. The ANS panel set an acceptable daily intake of four mg per kg of body weight per day for steviol glycosides, a level consistent with that already established by JECFA.

In 2008, Cargill and Merisant each submitted applications to the United Stated Food and Drug Administration (FDA) for GRAS approval. On December 17, 2008 the stevia extract, Rebaudioside A (Reb-A), received GRAS approval.

In December 2008, Australia and New Zealand approved highly purified forms of stevia extracts as safe for use in food and beverages. Previously, such extracts had only been permitted for use as a dietary supplement in these countries. Stevia extracts have been sanctioned by the Ministry of Health of China to be used as a food additive, and are listed in the Sanitation Standard of Food Additives.

In July 2010 the FDA issued GRAS clearance for PureCircle's high purity SG95 stevia product allowing for higher levels of other steviol glycosides in addition to rebaudioside A which opened up opportunities for many more applications as well as more cost effective solutions.

On November 11, 2011, Cargill, an official petitioner for the use of stevia in Europe, received notification by the European Commission of its formal approval of steviol glycosides in Europe.

Country            Type of Approval
-------            ----------------
USA                 Food additive
Canada              Dietary supplement

Mexico              Food additive

LATIN AMERICA
Argentina           Food additive
Brazil              Food additive
Chile               Food additive
Colombia            Food additive
Ecuador             Food additive
Paraguay            Food additive
Peru                Food additive
Uruguay             Food additive
Venezuela           Food additive

ASIA PACIFIC
Australia           Food additive
Brunei              Food additive
China               Food additive
Hong Kong           Food additive
Indonesia           Food additive
Israel              Food additive
Japan               Food additive
Malaysia            Food additive
New Zealand         Food additive
Singapore           Food additive
South Korea         Food additive
Taiwan              Food additive
Thailand            Food additive
Vietnam             Dietary supplement

EUROPE
Austria             Food additive
Belgium             Food additive
Bulgaria            Food additive
Cyprus              Food additive
Czech Republic      Food additive
Denmark             Food additive
Estonia             Food additive
Finland             Food additive
France              Food additive
Germany             Food additive
Hungary             Food additive
Ireland             Food additive
Italy               Food additive
Latvia              Food additive
Lithuania           Food additive
Luxembourg          Food additive
Malta               Food additive
The Netherlands     Food additive
Poland              Food additive
Portugal            Food additive
Romania             Food additive
Slovakia            Food additive
Solvenia            Food additive
Spain               Food additive
Sweden              Food additive
Switzerland         Food additive
Russia              Food additive
United Kingdom      Food additive

TAXATION

The primary stevia extraction sites in the Vietnam region are currently located in China, and for this reason we expect that all the stevia leaf we produce in Vietnam will initially be imported into China for processing. Therefore, China's import taxation regulations will be of critical importance to us. In China, stevia is currently classified as a medicinal plant and is assessed a 30% tax on imports. In other countries the importation of the finished product is high. As stevia leaf production becomes more diversified globally, the location of the extraction facilities will also begin to decentralize and there will be opportunities for vertical integration within leaf growing countries to more competitively serve the domestic markets.

Trade regulations with China and neighboring countries are very positive. Standard taxation in Vietnam includes 5% on domestic sales, 10% on exports and 25% income tax on net profit.

VIETNAM LAWS

A significant portion of our initial business operations will occur in Vietnam. We will be generally subject to laws and regulations applicable to foreign investment in Vietnam. The Vietnam legal system is based, at least in part, on written statutes. However, since these laws and regulations are relatively new and the Vietnamese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. We cannot predict the effect of future developments in the Vietnamese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, the preemption of local regulations by national laws, or the overturn of local government's decisions by the superior government. These uncertainties may limit legal protections available to us.

MARKET TRENDS AND CONSUMER SENTIMENT

Major food and beverage companies are continuing to launch new products containing stevia across an increasing number of categories. Market sentiment has been positive and some brands are beginning to capitalize on this by emphasizing stevia in its promotional material and packaging which is further creating positive awareness of stevia.

The market trend data suggests that consumers are seeking lower calorie but all natural products and an increasing number of product launches include stevia in combination with sugar which reduces overall calories while still maintaining functionality and taste with all natural ingredients. This trend is rapidly increasing new market opportunities for stevia.

Two of the industry leaders, PureCircle and GLG Life Tech, have partnered with major sugar manufacturers in the U.S. (Imperial Sugar), Denmark (NordZucker), France (Tereos), Great Britain (British Sugar), and Australia (Sugar Australia) to market blended reduced calorie products. SteviaCane is a stevia-sucrose retail product being marketed in the U.S. by Natural Sweet Ventures, a joint venture between PureCircle and Imperial Sugar.

MARKET SEGMENTS

Originally it was thought that stevia's market would be restricted to zero calorie beverage applications and would primarily be a premium-priced natural ingredient replacement for artificial High Intensity Sweeteners (HIS). While stevia did make a large impact within the HIS sector, overtaking aspartame and saccharine within its first year of launch, the potential consumer market has expanded to the entire sweetener market and across all food and beverage categories. While the consumer market has been widely publicized after the FDA approval in 2008, there is also an emerging market as an organic application for fertilizer, animal feed, post harvest processing applications and others.

Much of the original research for stevia to be used in commercial applications was done in Japan and Korea where stevia has been approved for consumer use for over thirty years. Stevia has traditionally been used as a medicinal herb and in China, which grows the majority of the world's supply, it is classified as a medicinal plant. As stevia's many properties are being better understood by the global scientific community it is expected that it will have applications across many market segments.

SALES STRATEGY AND IMPLEMENTATION

We have entered into a supply contract with Health, whereby Health has agreed to purchase the stevia we produce during the term of the supply contract. We have also entered into a cooperative agreement with Health to explore potential areas to collaborate that include downstream processing technologies and product applications such as Reb-A extraction, fertilizer, feed and other products derived from stevia.

We intend to vertically integrate downstream intellectual property to produce stevia-derived products such as hightech organic fertilizer that will in turn enhance our farm management operations by providing additional superior organic input products. Indications have shown that fruits and vegetables grown with stevia-derived inputs may produce superior tasting crops. We intend to further develop these sciences and leverage the consumer's positive perception of stevia and create awareness around the fact that our intercrops are grown with organic stevia inputs and develop a mark that can be applied to our buyers' brands that signifies premium quality produce.

Through our off-take agreement with Growers Synergy, we will have pre-commited sales for the intercrops that we grow. We intend to integrate technologies that add value to our crops and create a positive brand image leveraging stevia's rising market awareness and positive perception by the consumer so that we can command a premium price.

We intend to evaluate the feasibility of applying a similar approach to acquaculture whereby we integrate Health's technology to produce feed with stevia ingredients and contract the growing of shrimp and/or fish with an off-take agreement in place for the harvest. This would be accomplished with the aim of developing a positive brand image around stevia. We believe Health's many technologies have demonstrated a competitive advantage for application to acquaculture and that they have successfully commercialized these technologies providing the entire system and protocols, and possess the farm management skills to oversee the acquaculture operations.

Similar to the stevia and intercrops, an acquaculture business model will require that we provide the intellectual property, required inputs, operational protocols, equipment specifications, farm management oversight and pre-committed offtake agreement for the harvest. We believe integrating with Health may provide the required technology and management skills and we have entered into a cooperative agreement to explore a potential collaboration. Growers Synergy, which also trades seafood, has provided a non-binding letter of intent to off-take shrimp and other seafood produced with stevia derived feed with intention to brand and market the products under the same concept as described above for the intercrops.

Through our cooperative agreement with Health, we will also explore a potential relationship to integrate extraction and refining technology to produce high purity Reb-A and other steviol glycosides for the consumer market. We believe that vertically integrating our technologies for both commercial and consumer products may provide advantages of a diversified market, but we do not intend to enter the consumer market with a finished product. We believe that our core competency is farm management and developing technologies for production and post harvest processes and that the consumer market is extremely competitive.

We believe that it will be to our advantage to participate in the various downstream value-add processes which will in turn enhance our competitive advantage for upstream production. We also believe that the stevia industry is in a rapid growth phase and will experience volatility of supply and demand typical of a new emerging market and we believe it is important to control both upstream and downstream processes. The standard product development and launch cycle for the consumer market is eighteen months to three or more years and the industry will not be able to immediately respond to changes in supply and demand creating further volatility. We believe it is important to develop a diversified market for stevia products to create long-term stability.

Our cooperative agreement with Health proposes many opportunities to explore. Depending on the results of our explorations, we may not proceed to develop any of the opportunities. If we do execute on one or more of the opportunities, it is not our intent to do these all at once. Our approach will be deliberate and measured and we intend to start with small trials initially to fully test our business models and concepts followed by a progressive and steady process of integration and growth.

GEOGRAPHIC MARKETS

Our initial target markets for growing stevia have been Vietnam and Indonesia where we have contracted with growers and have established nurseries and/or test fields but our services are not limited to specific countries and we plan to pursue viable opportunities in other markets. While our operations are currently more established in Vietnam, our goal is to begin farm trials in Indonesia before the end of 2012.

Crop nutrition forms a core component of our farm management system and is a highly specialized field which requires extensive knowledge and experience which is both crop-specific and country-specific. However, there are fundamental crop characteristics that are similar for a specific crop sector across countries. We believe this will allow a successful model in one country to be replicated in another country.

MARKETING

We believe it is important to educate the local governments and farmer communities on the merits of stevia becoming a new commercial crop and its potential as a new economic stimulus for rural farmers. Our President, Mr. George Blankenbaker, and our local partner have been conducting talks and training sessions for more than three years in Vietnam and have fostered local support at many levels. To support the farmer's transition to stevia farming and provide an opportunity to showcase the stevia opportunity to farmers' communities, the Vietnam government has approved financial support at both the provincial and national level to plant 20 Ha and 50 Ha respectively. The fields will be small plots located in several villages and will serve as demonstration fields and stepping stones to gain wide support from growers in several villages.

We entered into a formal cooperative agreement with the National Institute of Medicinal Materials in Hanoi. We also entered an additional cooperative agreement with Asia Stevia Investment Development JSC and the Agricultural Science Institute of Northern Central Vietnam located in Nghe An province. These agreements will provide local technical assistance for our grower partners and also provide additional credibility when our grower partners present the stevia opportunity to the local farmers' communities.

We are also in contact with non-governmental organizations (NGO) that are seeking programs to bring to the communities that they serve which are generally located in poor rural areas in need of economically sound projects. If the stevia model proves to be viable for these locations, the NGOs have indicated that they will be interested to introduce and fund stevia farming programs. However, many of these poor rural areas are located in areas of poor soil quality, that lack adequate access to water or that suffer from other environmental constraints which limits the opportunities for this approach.

We also hope to generate many local testimonials from our field trials and the farmers in Vietnam are very fluid and willing to adopt new crops if the new crops are proven to be more economically viable than their current crops.

If we proceed with the Health opportunities for stevia derived fertilizer and acquaculture feed, we intend to develop a mark that can be applied to a buyer's brand which would signify premium quality products.

COMPETITION

As a full service stevia farm management service provider we will face competition from both non-stevia sweetener products and from other service providers within the stevia industry.

We believe stevia is the leader among natural zero calorie sweeteners at this time and it takes years to develop and bring to market new sweeteners of which few end up possessing all the qualities needed to be adopted mainstream. At this time we are not aware of any proven and viable alternative which possesses all of the positive qualities of stevia. As discussed above, the other sweeteners currently on the market lack many of the qualities that make stevia attractive to consumers and manufacturers, including the natural zero calorie/near zero glycemic index combination.

Because stevia is an emerging industry and few companies had previously done extensive research on growing high Reb-A producing stevia prior to its approval in December of 2008, there are few companies that posses a comprehensive knowledge of stevia. As a result, and because the market is growing so rapidly, we do not believe we will face an influx of competitors in the near term.

PRODUCT ALTERNATIVES - We believe that the most likely threat to stevia growers will come from alternative "natural" methods to produce stevia extracts that obviate the need to farm stevia, such as fermentation-derived stevia.

A fermentation-derived stevia ingredient would still meet the requirements to be classified as a "natural" ingredient and when done at volume could potentially be produced more economically than the farming method without impurities.

Major known companies that are progressing down this track include Evolva Holding SA of Switzerland who has acquired San Francisco based Abunda Nutrition, Inc., and Blue California of Rancho Santa Margarita, California.

There are four areas that we will focus to reduce the risk and/or impact of alternative methods of stevia ingredient production.

1. INCREASE FARMING EFFICIENCIES. The more efficient and scaled farming becomes, the higher the economic hurdle will be for other methods of production. We believe our intellectual property and continued research and development activities will allow our farms and those of our customers to increase efficiencies, decrease cost of production and produce better quality leaf.

2. INTELLECTUAL PROPERTY PROTECTIONS. We plan to have a strong focus on developing protectable intellectual property which can create barriers to entry and protect our methodologies. Additionally, where applicable we will consider the acquisition of potentially synergistic intellectual property.

3. CROP DIVERSIFICATION. Our farm management infrastructure and the majority of our intellectual property will be applicable to other high-value crops providing us with the flexibility to diversify our crops and the customer base for our farm management solutions.

4. PRODUCT DIVERSIFICATION. We will explore additional markets and uses for stevia and seek to acquire technology to diversify its applications.

GEOGRAPHIC DIVERSIFICATION AND COMPETITORS - Currently over 80% of stevia is grown in China and almost all of the high Reb-A variety stevia leaf is being produced in China. China is the center of commercial stevia growing for historical reasons due to its proximity to Japan and Korea, which have historically been the major markets for stevia. There is an effort to diversify away from China for high Reb-A production now that high Reb-A leaf production is in global demand. Due to its climate, China is likely not the most geographically optimal location to grow stevia, as stevia is sensitive to frost and China typically produces only one or two crops per year, requiring leaf processors to purchase and store sufficient leaf for an entire year of production.

Diversifying the supply chain of stevia leaf would provide several advantages:

     * Incorporating Southern Hemisphere production provides two major growing seasons;
     * Incorporation Equatorial production provides for year round production;
     * Enables better control of leaf quality where major propagation of stevia varieties is controlled;
     * Provides protection against country-specific political, regulatory, disease, and natural disaster risk; and
     *    Provides operations closer to end markets.

PureCircle has taken the lead to diversify away from China by establishing subsidiaries in South America (Paraguay) and Africa (Kenya). Both operations produced successful field trial results in 2010 and are now preparing for commercial cultivation under contract farming models.

Stevia One, an independent grower established in Peru, is adopting the plantation model and has produced successful field trials.

S&W Seed Company signed a supply agreement with PureCircle in July of 2010 to grow stevia in North America under its subsidiary, Stevia California. S&W, founded in 1980, is headquartered in the Central Valley of California and specializes in producing alfalfa seed varieties.

In addition, GLG Life Tech Corporation is a China-centric company and has chosen to continue to focus on building and expanding its supply chain within China. We are positioned to be the first major operation in Asia, outside of China, to produce stevia on a commercial scale.

EMPLOYEES

George Blankenbaker, our President and director, is our sole employee.

We have entered into the Management Agreement with Growers Synergy to provide the staffing necessary to operate our farms. Similarly, Agro Genesis, our technical partner, provides staffing for our technical operations.

We chose to outsource the operations management during our development phase to minimize expenses and provide a team of qualified experienced staff to lead us through the development phase until we are ready to commercialize. Once we reach revenue phase, we intend to hire full time staff.

                                   PROPERTIES

Our international corporate office is located at 14 Chin Bee Road, Singapore 619824. The office is part of a building complex owned by a company affiliated with our President and because we have no physical employees located there, we are not charged any rent. The office serves as the administrative headquarters for our Asian operations primarily because Growers Synergy operates here.

We also maintain an office in Vietnam at No. 602, CC2A, Thanh Ha `s building, Bac Linh Dam, Hoang Mai district, Hanoi, Vietnam. This location is the office of Stevia Ventures Corporation, our local grower parner, and we utilize it as necessary from time to time. We are not charged rent for using this office at this time.

Our office in the United States is located at 7117 US 31 South, Indianapolis, IN 46227. This location is owned by our President. We have a reserved space in the building, but no rent will be requested or collected until we start generating revenue.

On December 14, 2011, Stevia Corp and Stevia Ventures Corporation (one of our Suppliers) entered into a Land Lease Agreement with Vinh Phuc Province People's Committee Tam Dao Agriculture & Industry Co., Ltd. Pursuant to which Stevia Ventures Corporation has leased 10 hectares of land for a term expiring five (5) years from the date of signing. We have begun development of a research facility on the Leased Property and have prepaid the first year lease payment.

                                LEGAL PROCEEDINGS

None.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

Our common stock is quoted on the Over the Counter Bulletin Board under the symbol STEV. The closing bid price for our stock as of February 23, 2012 was $1.38.

There has not been an active trading market for our common stock during the two most recent fiscal years. The following is the range of high and low bid prices for our common stock for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

From April 11, 2011 to Present                 High                Low
------------------------------                 ----                ---

First Quarter (June 30, 2011)                  $1.60             $0.25
Second Quarter (September 30, 2011)            $1.00             $0.85
Third Quarter (December 31, 2011)              $1.05             $0.56

Fiscal Year Ended March 31, 2011               High                Low
--------------------------------               ----                ---

First Quarter (June 30, 2010)                  $0.005714         $0.005714
Second Quarter (September 30, 2010)            $0.009143         $0.009143
Third Quarter (December 31, 2010)              $0.010286         $0.010286
Fourth Quarter (March 31, 2010)                $0.012571         $0.012571

STOCKHOLDERS

As of February 23, 2012, there were 61,327,275 shares of common stock issued and outstanding held by fourteen stockholders of record (including street name holders).

DIVIDENDS

We have not paid dividends to date and do not anticipate paying any dividends in the foreseeable future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION FOR THE PERIOD FROM INCEPTION (APRIL 11, 2011) TO DECEMBER 31, 2011, PERIOD FROM INCEPTION (APRIL 11, 2011) THROUGH APRIL 30, 2011, AND THE THREE MONTHS ENDED DECEMBER 31, 2011, SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES AND THE OTHER FINANCIAL INFORMATION THAT ARE INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION INCLUDES FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. ACTUAL RESULTS AND THE TIMING OF EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING THOSE SET FORTH UNDER THE RISK FACTORS, CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS AND BUSINESS SECTIONS IN THIS REGISTRATION STATEMENT ON FORM S-1. WE USE WORDS SUCH AS "ANTICIPATE," "ESTIMATE," "PLAN," "PROJECT," "CONTINUING," "ONGOING," "EXPECT," "BELIEVE," "INTEND," "MAY," "WILL," "SHOULD," "COULD," AND SIMILAR EXPRESSIONS TO IDENTIFY FORWARD-LOOKING STATEMENTS.

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Registration Statement on Form S-1. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements.

OVERVIEW

We are a development stage company that has yet to generate significant revenue. Our operations have been funded entirely by the proceeds of debt and equity financings. We plan to generate revenues by (i) providing farm management services, which will provide plant breeding, agricultural protocols, post-harvest techniques and other services to stevia growers, (ii) the sale of agriculture inputs such as fertilizer to stevia growers, (iii) the sale of stevia and intercrops grown on our own farmed property and (iv) the sale of products derived from the stevia plant.

Our initial farming efforts and farm management service are focused in Vietnam and Indonesia. In Vietnam we have established a research facility, as well as nurseries and test fields through our grower partners, and we have entered into cooperative agreements for stevia research and development.

We have acquired certain rights relating to stevia production, including rights to crop production methodologies of Agro Genesis Pte. Ltd. ("AGPL"), assignable exclusive purchase contracts with Growers Synergy Pte Ltd, ("Growers Synergy").

Effective July 16, 2011, we entered into an Agribusiness Development Agreement (the "Agreement") with AGPL. Under the terms of the Agreement, we will engage AGPL to be our technology provider consultant for stevia propagation and cultivation in Vietnam, and potentially other countries. AGPL will be tasked with developing stevia propagation and cultivation technology in Vietnam, recommend quality agronomic programs for stevia cultivation, harvest and post harvest, alert findings on stevia propagation and cultivation that may impact profitability and develop a successful model in Vietnam that can be replicated elsewhere (the "Project"). Additionally, we will be AGPL's exclusive distributor for AGPL's g'farm system (a novel crop production system) for stevia growing resulting from the Project.

Effective November 1, 2011, we entered into a Management and Off-Take Agreement (the "Management Agreement") with Growers Synergy pursuant to which Growers Synergy will provide farm management operations and back-office and regional logistical support for our Vietnam and Indonesia operations for a period of two years. In addition, Growers Synergy will enter into an agreement to purchase from us all the non-stevia crops produced at the farms for which they are providing management services. The Management Agreement is terminable by the Company upon 30 days notice, and provides for monthly payments to Growers Synergy of $20,000.

Our initial focus and capital expenditures have been directed toward development of potential revenue generating opportunities and intellectual property development, including the Project, and cooperative research programs, including with the National Institute of Medicinal Materials and Agricultural Science Institute of Northern Central Vietnam, whereby we are attempting to identify optimal cultivar varieties for intended growing sites, develop and test propagation protocols, develop cultivation technology including an intercropping system and regional adaptability tests, and develop post-harvest and refinery processes. Once such protocols and technologies are established, we plan to expand our commercial farming of stevia using such intellectual property, with the goal of 5,000 Ha of production by the end of our sixth fiscal year, while also marketing such farming methods and technologies to other stevia farmers.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED DECEMBER 31, 2011

To-date our operations have primarily consisted of establishing initial test fields, negotiating farm management agreements and developing research strategies and relationships.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

The following discussion of the financial condition, results of operations, cash flows, and changes in our financial position should be read in conjunction with our audited consolidated financial statements and notes included in our Current Report on Form 8-K filed June 29, 2011. Such financial statements have been prepared in conformity with U.S. GAAP and are stated in United States dollars.

CASH AND CASH EQUIVALENTS

As of December 31, 2011, we had cash of $338,258.

The successful implementation of our business plan is dependent upon our ability to develop valuable intellectual property relating to stevia cultivation through our research programs, as well as our ability to develop and manage our own stevia production operations. These planned research and agricultural development activities require significant cash expenditures. We do not expect to generate the necessary cash from our operations during the next 6 to 12 months to carry out these business objectives. As such, in order to fund our operations during the next 6 to 12 months, we anticipate that we will have to raise additional capital through debt and/or equity financings, including the sale of shares to Southridge pursuant to the Purchase Agreement, which may result in substantial dilution to our existing stockholders.

RESULTS OF OPERATIONS (PERIOD FROM INCEPTION (APRIL 11, 2011) TO DECEMBER 31,
2011)

During the period from inception (April 11, 2011) to December 31, 2011, we incurred a comprehensive loss of $1,303,241. This loss was largely attributed to
(i) the issuance of 3,000,000 escrowed shares in connection with the Share Exchange Agreement dated June 23, 2011, which resulted in the recording of $750,000 of officer compensation, (ii) $144,369 for research and development,
(iii) $135,183 for professional fees, (iv) $93,750 of vested shares charged to Director's fees and (v) $120,000 for Cost of services during the development stage. This represented an increase in our comprehensive loss from $247,367 during the period from inception to September 30, 2011.

RESULTS OF OPERATIONS (THREE MONTHS ENDED DECEMBER 31, 2011)

During the three month period ended December 31, 2011, we incurred a comprehensive loss of $1,055,874. This loss was largely attributed to (i) the issuance of 3,000,000 escrowed shares in connection with the Share Exchange Agreement dated June 23, 2011, which resulted in the recording of $750,000 of officer compensation, (ii) $39,172 for research and development, (iii) $82,454 for professional fees, (iv) $93,750 of vested shares charged to Director's fees and (v) $60,000 for cost of services during the development stage. This represented an increase in our comprehensive loss from $233,525 during the three month period ended September 30, 2011.

RESULTS OF OPERATIONS (FROM INCEPTION (APRIL 11, 2011) THROUGH APRIL 30, 2011)

We had limited operations, which have primarily consisted of securing purchase and supply contracts and office space and developing relationships with potential partners.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

The following table sets forth certain audited financial information for the period from April 11, 2011 (inception) through April 30, 2011.

                                                                    For the
                                                                  Period from
                                                                 April 11, 2011
                                                                  (Inception)
                                                                    through
                                                                   April 30,
                                                                     2011
                                                                 ------------

REVENUE                                                          $         --
                                                                 ------------
OPERATING EXPENSES
  Accounting and legal                                                  2,145
  Office and miscellaneous                                                100
                                                                 ------------

Loss before income taxes                                               (2,245)

Provision for income taxes                                                 --
                                                                 ------------

Net loss                                                         $     (2,245)
                                                                 ============

Net loss per common share - basic and diluted                    $      (0.00)
                                                                 ============

Weighted average common shares - basic and diluted (*)             52,800,000
                                                                 ============

----------
(*) Retroactively restated to reflect the number of common shares issued by the Company in connection with the Share Exchange Transaction.

REVENUES

The Company has earned norminal revenues since inception. It expects to commence operations and begin earning revenues on a normal recurring basis once the Company has established licensable intellectual property or has begun producing commercial quantities of stevia.

EXPENSES

Expenses from inception to date relate to costs associated with incorporating the Company, completion of the business plan, negotiating its purchase and supply contracts and securing office space.

NET LOSS

The net loss was due to the lack of revenues and increases in expenses discussed above.

LIQUIDITY AND CAPITAL RESOURCES

As at December 31, 2011 we have $387,477 in current assets, and $516,225 in current liabilities. This represents an increase in current assets from $83,456 at September 30, 2011, which is largely attributable to an increase in cash balance to $338,258, and an increase in current liabilities from $454,059 at September 30, 2011, which is largely attributable to an increase in Convertible notes payable to $400,000. As at December 31, 2011, our total assets were $407,258 and our total liabilities were $515,225. This represents an increase in total assets from $88,504 at September 30, 2011, which is largely attributable to an increase in cash balance to $338,258, and an increase in total liabilities from $454,059 at September 30, 2011, which is largely attributable to an increase in Convertible notes payable to $400,000. Our net working capital deficiency as at December 31, 2011 was, on a pro forma basis, $108,967.

On January 26, 2012, we entered into an Equity Purchase Agreement (the "Purchase Agreement") with Southridge Partners II, LP ("Southridge"), pursuant to which Southridge agreed to purchase, at our election, up to $20,000,000 of our registered common stock. Subject to certain restrictions, the purchase price for such shares shall be equal to ninety-three percent (93%) of the lowest closing bid price for our common stock during the five-day trading period immediately after the shares to be purchased are delivered to Southridge. The number of shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding.

Our current cash requirements are significant due to the planned development and expansion of our business, including intellectual property development, initial field trials and planning and readiness for commercial production. During the three month period ended December 31, 2011, we funded our operations from the proceeds of convertible notes and equity financings.

During the quarter ended December 31, 2011, we raised $100,000 through the sale of shares of our common stock at a price of $0.25 per share. In addition, during such period we raised an aggregate of $650,000 from the proceeds of convertible notes. We are currently reliant on short term financing arrangements, including the Purchase Agreement with Southridge, to meet our short-term and long-term obligations and changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek greater amounts of equity or debt financing. There are no assurances that we will be able to raise the required working capital on terms favorable to the Company, or that such working capital will be available on any terms when needed.

For the period from April 11, 2011 (inception) through December 31, 2011, we used net cash of $509,825 in operating activities, which represents an increase from our net cash used in operating activities of $247,367 during the period from April 11, 2011 (inception) through September 30, 2011. This increase is specifically related to prepaid expenses, security deposits and accounts payable incurred during the quarter ended December 31, 2011 from $247,367 to $1,303,241.

Net cash from investing activities totaled $2,117, which is the same as the amount of net cash from investing activities during the period from April 11, 2011 (inception) through September 30, 2011.

Net cash from financing activities totaled $850,200, which represents an increase from our net cash used from financing activities of $350,000 during the period from April 11, 2011 (inception) through September 30, 2011. This increase is specifically related to an increase in cash from the issuance of convertible notes by $400,000 and from the receipt of $100,000 from the sale of common stock during the quarter ended December 31, 2011.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder's equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

CRITICAL ACCOUNTING ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Our significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment of long-lived assets, including the values assigned to and the estimated useful lives of website development costs; interest rates; revenue recognized or recognizable; sales returns and allowances; foreign currency exchange rates; income tax rates, income tax provisions, deferred tax assets and valuation allowance of deferred tax assets; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. We believe certain critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements. A description of our critical accounting policies is set forth in our Quarterly Report on Form 10-Q for the period ended December 31, 2011 filed with the SEC on February 17, 2012 and our Current Report on Form 8-K filed with the SEC on June 29, 2011.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

   Person                 Age                    Position
   ------                 ---                    --------
George Blankenbaker       46       Director, President, Secretary and Treasurer
Dr. Pablo Erat            41       Director
Rodney L. Cook            59       Director

The information below with respect to our directors includes such director's experience, qualifications, attributes, and skills that led us to the conclusion that he should serve as a director.

GEORGE BLANKENBAKER - PRESIDENT, SECRETARY, TREASURER AND DIRECTOR

Mr. Blankenbaker became our President, Secretary, Treasurer and Director in June, 2011. Since November 2008, Mr. Blankenbaker has been leading the development of high Reb-A stevia farming in Vietnam, where he imported the Morita variety to trial in 2008 and signed a contract to supply stevia leaf to PureCircle, the industry's leading refiner, in 2009. Mr. Blankenbaker was raised on a farm and became involved in large scale commercial agriculture in 2002 when he began working with the Agri-Food Veterinary Authority of Singapore (AVA) to provide strategically important food supplies to Singapore and has extensive experience managing agriculture projects in South East Asia. Mr. Blankenbaker received a Bachelors of Science in Business Finance from Indiana University in 1988, where he also studied Asian Political Science. Mr. Blankenbaker's recent activities and experience in Vietnam have laid the groundwork for the Company's current business strategy, and his in-depth knowledge of such matters will be invaluable to our board of directors.

DR. PABLO ERAT - DIRECTOR

Dr. Erat was elected to our board of directors on October 4, 2011. Since January 2009, Dr. Erat has served as CEO of Pal & Partners AG, a Swiss-based group domiciled in Zug with offices in Zurich and Mumbai and with a focus on the Indian agriculture industry. Prior to joining Pal & Partners AG, in 2008 Dr. Erat served as a consultant to corporations and start-up companies in various industries to assist in the development and implementation of innovative strategies. In April 2001, he co-founded Executive Insight, a strategy consulting firm and in January 2003, he co-founded DocsLogic, a company specialized on the development of knowledge applications, where he remained through 2007. Dr. Erat is also Assistant Professor at the ETH Zurich and regularly delivers speeches and workshops on strategic management principles for educational and business communities. Dr. Erat received a Doctorate from the University of St. Gallen in Switzerland in June 2003. Dr. Erat's extensive knowledge and experience working for and advising early stage companies as well as his experience in the agriculture industry will be extremely relevant to the board.

RODNEY L. COOK - DIRECTOR

Mr. Cook was elected to the board of directors on October 6, 2011. Mr. Cook has an extensive background in agribusiness and is a practicing horticulturist with twenty years experience in grower education, technology transfer from university to field, research and project development. In 2009, he founded Ag-View

Consulting, a horticulture and market development consulting firm, where he remained until 2011. From 2008 to 2009, Mr. Cook has served as Chief Executive Officer and President of Naturipe Foods, LLC a multinational partnership of fruit growers. Prior to joining Naturipe, Mr. Cook was with Producer Marketing Company from 1995 to 2008, where he served as Chief Executive Officer and President. Producer Maketing was a grower owned corporation marketing blueberries for a group of growers. Mr. Cook received a Masters of Science, with Honor, in Horticulture from Michigan State University and a Bachelors of Science, with Honor, in Resource Development from Michigan State University. Mr. Cook's experience in the agriculture industry will provide critical experience and perspective to the Company's board of directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board, absent an employment agreement.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding Board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

EXECUTIVE COMPENSATION - FORMER EXECUTIVE OFFICERS

No director, officer or employee of the Company received compensation during the fiscal year ended March 31, 2011.

EXECUTIVE COMPENSATION - CURRENT EXECUTIVE OFFICERS

Pursuant to the Letter of Intent entered into on February 14, 2011, between the Company and Mr. Blankenbaker, included in on our Current Report on Form 8-K, as filed with the SEC on February 18, 2011, we plan to establish either a stock or cash bonus plan for Mr. Blankenbaker which would compensate him upon the achievement of certain project milestones.

Other than as set forth above, none of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

EMPLOYMENT AGREEMENTS

None of our executive officers currently have employment agreements with us and the manner and amount of compensation for the above-referenced new officer and director has not yet been determined.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 23, 2012 with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially 5% or more of the outstanding shares of our common stock. To our knowledge, except as indicated in any footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

                                       Amount and Nature
  Name and Address                       of Beneficial             Percentage
of Beneficial Owner (1)                   Ownership               of Class (2)
-----------------------                   ---------               ------------
George Blankenbaker                       12,000,000                 19.57%
President, Secretary, Treasurer,
and Director
6451 Buck Creek Pkwy
Indianapolis, IN 46227

Rodney L Cook                              1,500,000                  2.45%
Director
1720 Medallion Loop NW
Olympia, WA 98502

Pablo Erat                                 1,500,000                  2.45%
Director
Ludretikonerstrasse 53
880 Thalwil
Switzerland

All Officers and Directors                15,000,000                 24.46%
 as a Group

----------
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(2) Based on 61,327,275 shares of our common stock outstanding as of February 23, 2012.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
                            AND DIRECTOR INDEPENDENCE

On June 23, 2011, we entered into the Exchange Agreement. As a result of the Share Exchange Transaction, the sole shareholder of BVI received 12,000,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of BVI. Mr. Blankenbaker, our newly appointed officer and director, was the sole shareholder and officer of BVI. Accordingly, he was a recipient of 12,000,000 shares of our common stock issued in connection with the Share Exchange Transaction, 3,000,000 of which are being held in escrow pending the achievement by the Company of certain business milestones. Effective at the closing of the Share Exchange Transaction, Mr. Blankenbaker was appointed as an officer of the Company and as a member of the Company's Board of Directors. In connection with the Share Exchange Transaction, Mohanad Shurrab, our former sole officer and director, surrendered 33,000,000 shares of the Company's common stock to the Company for cancellation.

The Supply Contract with PureCircle was originally executed by and between PureCircle and Waterland Holdings PTE Ltd. ("Waterland Holdings"). Mr. Blankenbaker is the Managing Director of Waterland Holdings. Waterland Holdings assigned the Supply Contract to Growers Synergy PTE Ltd ("Growers Synergy"). Mr. Blankenbaker is the Managing Director of Growers Synergy. Growers Synergy assigned the Supply Contract to BVI.

Effective November 1, 2011, we entered into the Management Agreement with Growers Synergy pursuant to which Growers Synergy will provide farm management operations and back-office and regional logistical support for our Vietnam and Indonesia operations for a period of two years. In addition, Growers Synergy will enter into an agreement to purchase from us all the non-stevia crops produced at the farms for which they are providing management services. The Management Agreement is terminable by the Company upon 30 days notice, and provides for monthly payments to Growers Synergy of $20,000. As mentioned above, Mr. Blankenbaker is the Managing Director of Growers Synergy.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Although we have adopted a Code of Ethics, we still rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliation's of such person's immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

DIRECTOR INDEPENDENCE

During the year ended March 31, 2011, we did not have any independent directors on our Board. Mr. Blankenbaker is not independent. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the SEC.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director's immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director's immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director's immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director's immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or 2% of that other company's consolidated gross revenues.

                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. In addition, the registrant's Bylaws provide that the registrant has the authority to indemnify the registrant's directors and officers and may indemnify the registrant's employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. The registrant is also empowered under the registrant's Bylaws to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

                              FINANCIAL STATEMENTS

Our interim consolidated financial statements as of December 31, 2011 and for the period from April 11, 2011 (inception) through December 31, 2011 (unaudited) and audited financial statements as of April 30, 2011 and for the period from April 11, 2011 (inception) through April 30, 2011 are included herewith.

INDEX TO STEVIA CORP. CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet at December 31, 2011 (Unaudited)                 F-2

Consolidated Statements of Operations for the Three Months Ended
December 31, 2011 and for the Period from April 11, 2011 (Inception)
through December 31, 2011 (Unaudited)                                       F-3

Consolidated Statement of Stockholders' Equity (Deficit) for the Period
from April 11, 2011 (Inception) through December 31, 2011 (Unaudited)       F-4

Consolidated Statement of Cash Flows for the Period from April 11, 2011
(Inception) through December 31, 2011 (Unaudited)                           F-5

Notes to the Consolidated Financial Statements (Unaudited)                  F-6

Report of Independent Registered Public Accounting Firm                     F-23

Balance Sheet as of April 30, 2011                                          F-24

Statement of Operations for the period from April 11, 2011 (Inception)
through April 30, 2011                                                      F-25

Statement of Stockholder's Deficit for the period from  April 11, 2011
(Inception) through April 30, 2011                                          F-26

Statement of Cash Flows for the period from April 11, 2011
(Inception) through April 30, 2011                                          F-27

Notes to the Financial Statements                                           F-28

                                  Stevia Corp.
                          (A Development Stage Company)
                           Consolidated Balance Sheet

                                                                          December 31, 2011
                                                                          -----------------
                                                                            (Unaudited)
ASSETS

Current assets:
  Cash                                                                      $    338,258
  Prepaid expenses                                                                49,219
                                                                            ------------
      Total current assets                                                       387,477
                                                                            ------------
Website development costs:
  Website development costs                                                        5,315
  Accumulated amortization                                                          (534)
                                                                            ------------
      Website development costs, net                                               4,781
                                                                            ------------
Security Deposit
  Security deposit                                                                15,000
                                                                            ------------

      Total assets                                                          $    407,258
                                                                            ============
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                                          $     59,691
  Accounts payable - related party                                                15,150
  Accrued expenses                                                                 7,000
  Accrued interest                                                                15,246
  Advances from president and significant stockholder                             19,138
  Convertible notes payable                                                      400,000
                                                                            ------------
      Total current liabilities                                                  516,225
                                                                            ------------
Stockholders' deficit:
  Common stock at $0.001 par value: 100,000,000 shares authorized,
    57,674,849 shares issued and outstanding                                      57,675
  Additional paid-in capital                                                   1,136,599
  Deficit accumulated during the development stage                            (1,303,241)
                                                                            ------------
      Total stockholders' deficit                                               (108,967)
                                                                            ------------

      Total liabilities and stockholders' deficit                           $    407,258
                                                                            ============

        See accompanying notes to the consolidated financial statements.

                                  Stevia Corp.
                          (A Development Stage Company)
                      Consolidated Statements of Operations

                                                                             For the Period from
                                                   For the Three Months         April 11, 2011
                                                          Ended              (inception) through
                                                     December 31, 2011        December 31, 2011
                                                     -----------------        -----------------
                                                        (Unaudited)              (Unaudited)
Revenues earned during the development stage           $         --             $      1,300

Cost of services during the development stage                60,000                  120,000
                                                       ------------             ------------

Gross profit (loss)                                         (60,000)                (118,700)

Operating expenses:
  Directors' fees                                            93,750                   93,750
  Professional fees                                          82,454                  135,183
  Research and development                                   39,172                  144,369
  Salary and compensation - officer                         750,000                  750,000
  General and administrative                                 14,867                   36,160
                                                       ------------             ------------
      Total operating expenses                              980,243                1,159,462
                                                       ------------             ------------

Loss from operations                                     (1,040,243)              (1,278,162)

Other (income) expense:
  Interest expense                                           15,631                   25,124
  Interest income                                                --                      (45)
                                                       ------------             ------------
      Total other (income) expense                           15,631                   25,079
                                                       ------------             ------------

Loss before income taxes                                 (1,055,874)              (1,303,241)

Income tax provision                                             --                       --
                                                       ------------             ------------

Net loss                                               $ (1,055,874)            $ (1,303,241)
                                                       ============             ============
Net loss per common share
  - Basic and diluted:                                 $      (0.02)            $      (0.03)
                                                       ============             ============
Weighted average common shares outstanding
  - basic and diluted                                    54,854,293               40,575,587
                                                       ============             ============


        See accompanying notes to the consolidated financial statements.

                                  Stevia Corp.
                          (A Development Stage Company)
            Consolidated Statement of Stockholders' Equity (Deficit)
    For the Period from April 11, 2011 (Inception) through December 31, 2011
                                  (Unaudited)

                                               Common Stock,                              Deficit
                                             $0.001 Par Value                           Accumulated          Total
                                          ----------------------        Additional      During the        Stockholders'
                                         Number of                       Paid-in        Development         Equity
                                          Shares          Amount         Capital           Stage           (Deficit)
                                          ------          ------         -------           -----           ---------
Balance, April 11, 2011 (inception)      6,000,000     $     6,000     $    (5,900)     $        --       $       100

Common shares deemed issued in
 reverse acquisition                    79,800,000          79,800        (198,088)              --          (118,288)

Common shares cancelled in
 reverse acquisition                   (33,000,000)        (33,000)         33,000               --                --

Common shares issued for cash
 at $0.25 per share on
 October 4, 2011                           400,000             400          99,600                            100,000

Common shares issued for notes
 conversion at $0.25 per share
 on October 4, 2011                      1,400,000           1,400         348,600                            350,000

Common shares issued for conversion
 of accrued interest at $0.25 per
 share on October 4, 2011                   74,849              75          18,637                             18,712

Common shares cancelled by significant
 stockholder on October 4, 2011         (3,000,000)         (3,000)          3,000                                 --

Common shares issued for future
 director services on October 4, 2011    3,000,000           3,000         747,000                            750,000

Common shares issued for future
 director services on October 4, 2011     (750,000)       (750,000)

Amortization of future director
 service earned during the period           93,750          93,750

Make good shares released to officer
 for achieving the first milestone
 on December 23, 2011                    3,000,000           3,000         747,000                            750,000

Net loss                                                                                 (1,303,241)       (1,303,241)
                                       -----------     -----------     -----------      -----------       -----------

Balance, December 31, 2011              57,674,849     $    57,675     $ 1,136,599      $(1,303,241)      $  (108,967)
                                       ===========     ===========     ===========      ===========       ===========


        See accompanying notes to the consolidated financial statements.

                                  Stevia Corp.
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows

                                                                          For the Period from
                                                                             April 11, 2011
                                                                          (inception) through
                                                                           December 31, 2011
                                                                           -----------------
                                                                              (Unaudited)
Cash flows from operating activities:
  Net loss                                                                   $ (1,303,241)
  Adjustments to reconcile net loss to net
   cash used in operating activities
     Amortization expense                                                             534
     Common shares issued for compensation                                        750,000
     Common shares issued for director services earned during the period           93,750
  Changes in operating assets and liabilities:
     Prepaid expenses                                                             (49,219)
     Security deposit                                                             (15,000)
     Accounts payable                                                             (36,067)
     Accounts payable - related parties                                            15,150
     Accrued expenses                                                                 310
     Accrued interest                                                              33,958
                                                                             ------------
Net cash used in operating activities                                            (509,825)
                                                                             ------------
Cash flows from investing activities:
  Website development costs                                                        (5,315)
  Cash received from reverse acquisition                                            3,198
                                                                             ------------
Net cash used in investing activities                                              (2,117)
                                                                             ------------
Cash flows from financing activities:
  Advances from president and stockholder                                             200
  Proceeds from issuance of convertible notes                                     750,000
  Proceeds from sale of common stock                                              100,000
                                                                             ------------
Net cash provided by financing activities                                         850,200
                                                                             ------------

Net change in cash                                                                338,258

Cash at beginning of period                                                            --
                                                                             ------------

Cash at end of period                                                        $    338,258
                                                                             ============
Supplemental disclosure of cash flows information:
  Interest paid                                                              $         --
                                                                             ============
  Income tax paid                                                            $         --
                                                                             ============

Non-cash investing and financing activities:
  Issuance of common stock for convertible notes conversion                  $    350,000
                                                                             ============
  Issuance of common stock for accrued note interest conversion              $     18,712
                                                                             ============


        See accompanying notes to the consolidated financial statements.

                                  Stevia Corp.
                          (A Development Stage Company)
                                December 31, 2011
                 Notes to the Consolidated Financial Statements
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND OPERATIONS

STEVIA CORP. (FORMERLY INTERPRO MANAGEMENT CORP.)

     Interpro Management Corp ("Interpro") was incorporated under the laws of the State of Nevada on May 21, 2007. Interpro focused on developing and offering web based software that was designed to be an online project management tool used to enhance an organization's efficiency through planning and monitoring the daily operations of a business. The Company discontinued its web-based software business upon the acquisition of Stevia Ventures International Ltd. on June 23, 2011.

     On March 4, 2011, Interpro amended its Articles of Incorporation, and changed its name to Stevia Corp. ("Stevia" or the "Company") and effectuated a 35 for 1 (1:35) forward stock split of all of its issued and outstanding shares of common stock (the "Stock Split").

     All shares and per share amounts in the consolidated financial statements have been adjusted to give retroactive effect to the Stock Split.

STEVIA VENTURES INTERNATIONAL LTD.

     Stevia Ventures International Ltd. ("Ventures") was incorporated on April 11, 2011 under the laws of the Territory of the British Virgin Islands ("BVI"). Ventures owns certain rights relating to stevia production, including certain assignable exclusive purchase contracts and an assignable supply agreement related to stevia.

ACQUISITION OF STEVIA VENTURES INTERNATIONAL LTD. RECOGNIZED AS A REVERSE ACQUISITION

     On June 23, 2011 (the "Closing Date"), the Company closed a voluntary share exchange transaction with Stevia Ventures International Ltd. ("Ventures") pursuant to a Share Exchange Agreement (the "Share Exchange Agreement") by and among the Company, Ventures and George Blankenbaker, the stockholder of Ventures (the "Ventures Stockholder").

     Immediately prior to the Share Exchange Transaction on June 23, 2011, the Company had 79,800,000 common shares issued and outstanding. Simultaneously with the Closing of the Share Exchange Transaction, on the Closing Date, Mohanad Shurrab, a shareholder and, as of the Closing Date, the Company's former Director, President, Treasurer and Secretary, surrendered 33,000,000 shares of the Company's common stock to the Company for cancellation.

     As  a  result  of  the  Share  Exchange  Transaction,  the  Company  issued
12,000,000 common shares for the acquisition of 100% of the issued and outstanding shares of Stevia Ventures International Ltd. Of the 12,000,000 common shares issued in connection with the Share Exchange Agreement, 6,000,000 of such shares are being held in escrow pending the achievement by the Company of certain post-Closing business milestones (the "Milestones"), pursuant to the terms of the Make Good Escrow Agreement, between the Company, Greenberg Traurig, LLP, as escrow agent and the Ventures' Stockholder (the "Escrow Agreement"). Even though the shares issued only represented approximately 20.4% of the issued and outstanding common stock immediately after the consummation of the Share Exchange Agreement the stockholder of Ventures completely took over and controlled the board of directors and management of the Company upon acquisition.

     As a result of the change in control of the then Ventures Stockholder, for financial statement reporting purposes, the merger between the Company and Ventures has been treated as a reverse acquisition with Ventures deemed the accounting acquirer and the Company deemed the accounting acquiree under the purchase method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse merger is deemed a capital transaction and the net assets of Ventures (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Ventures which are recorded at historical cost. The equity of the Company is the historical equity of Ventures retroactively restated to reflect the number of shares issued by the Company in the transaction.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - UNAUDITED INTERIM FINANCIAL INFORMATION

     The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission ("SEC") to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the period from April 11, 2011 (inception) through April 30, 2011 and notes thereto contained in the Company's Current Report on Form 8-K as filed with the SEC on June 29, 2011.

PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include all accounts of the entities as of the reporting period ending date(s) and for the reporting period(s) as follows:

Entity             Reporting period ending date(s) and reporting period(s)
------             -------------------------------------------------------
Stevia As of December 31, 2011 and for the period from June 23, 2011 (date of acquisition) through December 31, 2011

Ventures As of December 31, 2011 and for the period from April 11, 2011 (inception) through December 31, 2011

       All inter-company balances and transactions have been eliminated.

DEVELOPMENT STAGE COMPANY

     The Company is a development stage company as defined by section 915-10-20 of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification. Although the Company has recognized some nominal amount of revenues since inception, the Company is still devoting substantially all of its efforts on establishing the business and, therefore, still qualifies as a development stage company. All losses accumulated since inception have been considered as part of the Company's development stage activities.

USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

     The Company's significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment of long-lived assets, including the values assigned to and the estimated useful lives of website development costs; interest rate; revenue recognized or recognizable; sales returns and allowances; foreign currency exchange rate; income tax rate, income tax provision, deferred tax assets and valuation allowance of deferred tax assets; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

     Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

     Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3    Pricing  inputs  that   are  generally   observable  inputs  and  not
           corroborated by market data.

     Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

     The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

     The carrying amounts of the Company's financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

     The Company's convertible notes payable approximates the fair value of such instrument based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2011.

     Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

     It is not, however, practical to determine the fair value of advances from stockholders due to their related party nature.

CARRYING VALUE, RECOVERABILITY AND IMPAIRMENT OF LONG-LIVED ASSETS

     The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company's long-lived assets, which include website development costs, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset's expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

     The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company's overall strategy with respect to the manner or use of the acquired assets or changes in the Company's overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company's stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

     The key assumptions used in management's estimates of projected cash flow deal largely with forecasts of sales levels and gross margins. These forecasts are typically based on historical trends and take into account recent developments as well as management's plans and intentions. Other factors, such as increased competition or a decrease in the desirability of the Company's products or services, could lead to lower projected sales levels, which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long lived assets.

     The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of income and comprehensive income (loss).

FISCAL YEAR END

     The Company elected March 31 as its fiscal year ending date.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer's current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

     Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any. Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

     There was no allowance for doubtful accounts at December 31, 2011.

     The Company does not have any off-balance-sheet credit exposure to its customers.

WEBSITE DEVELOPMENT COSTS

     Website development costs are stated at cost less accumulated amortization. The cost of the website development is amortized on a straight-line basis over its estimated useful life of five (5) years. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

RELATED PARTIES

     The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

     Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

     The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involvedb. description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

COMMITMENT AND CONTINGENCIES

     The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

     If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

     Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company's business, financial position, and results of operations or cash flows.

REVENUE RECOGNITION

     The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

RESEARCH AND DEVELOPMENT

     The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 "ACCOUNTING FOR RESEARCH AND DEVELOPMENT COSTS") and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 "RESEARCH AND DEVELOPMENT ARRANGEMENTS") for research and development costs. Research and development costs are charged to expense as incurred. Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions. The research and development arrangements usually involve specific research and development projects. Often times, the Company makes non-refundable advances upon signing of these arrangements. The Company adopted paragraph 730-20-25-13 and 730-20-35-1 of the FASB Accounting Standards Codification (formerly Emerging Issues Task Force Issue No. 07-3 "ACCOUNTING FOR NONREFUNDABLE ADVANCE PAYMENTS FOR GOODS OR SERVICES TO BE USED IN FUTURE RESEARCH AND DEVELOPMENT ACTIVITIES") for those non-refundable advances. Non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts are recognized as an expense as the related goods are delivered or the related services are performed. The management continues to evaluate whether the Company expect the goods to be delivered or services to be rendered. If the management does not expect the goods to be delivered or services to be rendered, the capitalized advance payment are charged to expense.

FOREIGN CURRENCY TRANSACTIONS

     The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification ("Section 830-20-35") for foreign currency transactions. Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company's functional and reporting currency. Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments. Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

STOCK-BASED COMPENSATION FOR OBTAINING EMPLOYEE SERVICES

     The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

     The fair value of each option award is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

     * The Company uses historical data to estimate employee termination behavior. The expected life of options granted is derived from paragraph 718-10-S99-1 of the FASB Accounting Standards Codification and represents the period of time the options are expected to be outstanding.
     * The expected volatility is based on a combination of the historical volatility of the comparable companies' stock over the contractual life of the options.
     * The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.
     * The expected dividend yield is based on the Company's current dividend yield as the best estimate of projected dividend yield for periods within the contractual life of the option.

     The Company's policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

EQUITY INSTRUMENTS ISSUED TO PARTIES OTHER THAN EMPLOYEES FOR ACQUIRING GOODS OR SERVICES

     The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification ("Section 505-50-30").

     Pursuant to Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

     Pursuant to Paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

INCOME TAXES

     The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income (loss) in the period that includes the enactment date.

     The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.
Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

     The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

     Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management's opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

UNCERTAIN TAX POSITIONS

     The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the Period from April 11, 2011 (Inception) through December 31, 2011.

LIMITATION ON UTILIZATION OF NOLS DUE TO CHANGE IN CONTROL

     Pursuant to the Internal Revenue Code Section 382 ("Section 382"), certain ownership changes may subject the NOL's to annual limitations which could reduce or defer the NOL. Section 382 imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change." In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event of an ownership change, utilization of the NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of its stock at the time of the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may be carried over to later years. The imposition of this limitation on its ability to use the NOLs to offset future taxable income could cause the Company to pay U.S. federal income taxes earlier than if such limitation were not in effect and could cause such NOLs to expire unused, reducing or eliminating the benefit of such NOLs.

NET INCOME (LOSS) PER COMMON SHARE

     Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

     The following table shows the potentially outstanding dilutive common shares excluded from the diluted net income (loss) per common share calculation for the period from April 11, 2011 (inception) through December 31, 2011 as they were anti-dilutive:

                                                Potentially Outstanding Dilutive
                                                         Common Shares
                                                --------------------------------
                                                        For the Period
                                                      from April 11, 2011
                                                      (inception) through
                                                       December 31, 2011
                                                       -----------------
The   remainder  of  the  Make  Good  Escrow
 Agreement  shares  issued  and held with the
 escrow  agent in  connection  with the Share
 Exchange  Agreement  consummated on June 23,
 2011 pending the  achievement by the Company
 of certain post-Closing  business milestones
 (the "Milestones").                                      3,000,000
                                                         ----------
     Total potentially outstanding dilutive
      common shares                                       3,000,000
                                                         ==========

CASH FLOWS REPORTING

     The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method ("Indirect method") as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

SUBSEQUENT EVENTS

     The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 "FAIR VALUE MEASUREMENT" ("ASU 2011-04"). This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

     This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, FAIR VALUE MEASUREMENT, including the following revisions:

     * An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity's net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity's net, rather than gross, exposure to those risks.

     * In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.
     *    Additional disclosures about fair value measurements.

     The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

     In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 "COMPREHENSIVE INCOME" ("ASU 2011-05"), which was the result of a joint project with the IASB and amends the guidance in ASC 220, COMPREHENSIVE INCOME, by eliminating the option to present components of other comprehensive income
(OCI) in the statement of stockholders' equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders' equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

     The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

     Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

     As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during the development stage at December 31, 2011, a net loss and net cash used in operating activities for the period from April 11, 2011 (inception) through December 31, 2011.

     While the Company is attempting to commence operations and generate sufficient revenues, the Company's cash position may not be sufficient enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate sufficient revenues.

     The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - WEBSITE DEVELOPMENT COSTS

     Website development costs, stated at cost, less accumulated amortization at December 31, 2011, consisted of the following:

                                                               December 31, 2011
                                                               -----------------
Website development costs                                           $ 5,315

Accumulated amortization                                               (534)
                                                                    -------

                                                                    $ 4,781
                                                                    =======

AMORTIZATION EXPENSE

     Amortization   expense  was  $534  for  the  period  from  April  11,  2011
(inception) through December 31, 2011.

NOTE 5 - RELATED PARTY TRANSACTIONS

RELATED PARTIES

     Related parties with whom the Company had transactions are:

Related Parties                                Relationship
---------------                                ------------
George Blankenbaker              President and major stockholder of the Company

Leverage Investments LLC         An entity owned and controlled by president and
                                 major stockholder of the Company

Growers Synergy Pte Ltd.         An entity owned and controlled by president and
                                 major stockholder of the Company

ADVANCES FROM STOCKHOLDER

     From time to time, stockholders of the Company advance funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

LEASE OF CERTAIN OFFICE SPACE FROM LEVERAGE INVESTMENTS, LLC

     The Company leased certain office space with Leverage Investments, LLC for $500 per month on a month-to-month basis.

CONSULTING SERVICES FROM GROWERS SYNERGY PTE LTD.

     Consulting services provided by Growers Synergy Pte Ltd. for the period from April 11, 2011 (inception) through December 31, 2011 is as follows:

                                                               December 31, 2011
                                                               -----------------
Consulting services received and consulting fees booked             $120,000
                                                                    --------

                                                                    $120,000
                                                                    ========

ENTRY INTO A MANAGEMENT AND OFF-TAKE AGREEMENT WITH GROWERS SYNERGY PTE LTD.

     On November 1, 2011, the Company entered into a Management and Off-Take Agreement (the "Agreement") with Growers Synergy Pte Ltd. ("GSPL"), a Singapore corporation owned and controlled by the president and major stockholder of the Company. Under the terms of the Agreement, the Company will engage GSPL to supervise the Company's farm management operations, recommend quality farm management programs for stevia cultivation, assist in the hiring of employees and provide training to help the Company meet its commercialization targets, develop successful models to propagate future agribusiness services, and provide back-office and regional logistical support for the development of proprietary stevia farm systems in Vietnam, Indonesia and potentially other countries. GSPL will provide services for a term of two (2) years from the date of signing, at $20,000 per month. The Agreement may be terminated by the Company upon 30 day notice. In connection with the Agreement, the parties agreed to enter into an off-take agreement whereby GSPL agreed to purchase all of the non-stevia crops produced at the Company's GSPL supervised farms.

     Future minimum payments required under this agreement were as follows:

FISCAL YEAR ENDING MARCH 31:

2012 (remainder of the fiscal year)                                     $ 60,000
2013                                                                     240,000
2014                                                                     140,000
                                                                        --------

                                                                        $440,000
                                                                        ========

NOTE 6 - CONVERTIBLE NOTES PAYABLE

     On February 14, 2011, the Company issued a convertible note in the amount of $250,000 with interest at 10% per annum due one (1) year from the date of issuance. On October 4, 2011, the note holder converted the entire principal of $250,000 and accrued interest through the date of conversion of $15,890.41 to 1,000,000 and 63,561 shares of the Company's common stock at $0.25 per share, respectively.

     On June 23, 2011, the Company issued a convertible note in the amount of $100,000 with interest at 10% per annum due one (1) year from the date of issuance. On October 4, 2011, the note holder converted the entire principal of $100,000 and accrued interest through the date of conversion of $2,821.92 to 400,000 and 11,288 shares of the Company's common stock at $0.25 per share.

     On October 4, 2011, the Company issued a convertible note in the amount of $150,000 with interest at 10% per annum due one (1) year from the date of issuance. On January 18, 2012, the note holder converted the entire principal of $150,000 and accrued interest through the date of conversion of $4,356 to 617,425 shares of the Company's common stock at $0.25 per share.

     On November 16, 2011, the Company issued a convertible note in the amount of $250,000 with interest at 10% per annum due one (1) year from the date of issuance. The note may be converted into common shares of the Company should the Company complete a private placement with gross proceeds of at least $100,000. The conversion price shall be the same as the private placement price on a per share basis.

NOTE 7 - STOCKHOLDERS' DEFICIT

SHARES AUTHORIZED

     Upon formation the total number of shares of common stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares, par value $.001 per share.

COMMON STOCK

     Immediately prior to the Share Exchange Transaction on June 23, 2011, the Company had 79,800,000 common shares issued and outstanding. Simultaneously with the Closing of the Share Exchange Transaction, on the Closing Date, Mohanad Shurrab, a shareholder and, as of the Closing Date, the Company's former Director, President, Treasurer and Secretary, surrendered 33,000,000 shares of the Company's common stock to the Company for cancellation.

     As  a  result  of  the  Share  Exchange  Transaction,  the  Company  issued
12,000,000 common shares for the acquisition of 100% of the issued and outstanding shares of Stevia Ventures International Ltd. Of the 12,000,000 common shares issued in connection with the Share Exchange Agreement, 6,000,000 of such shares are being held in escrow ("Escrow Shares") pending the achievement by the Company of certain post-Closing business milestones (the "Milestones"), pursuant to the terms of the Make Good Escrow Agreement, between the Company, Greenberg Traurig, LLP, as escrow agent and the Ventures' Stockholder (the "Escrow Agreement").

     On October 4, 2011, a significant stockholder of the Company, Mohanad Shurrab, surrendered another 3,000,000 shares of the Company's common stock to the Company for cancellation. The Company recorded this transaction by debiting common stock at par of $3,000 and crediting additional paid-in capital of the same.

     On October 4, 2011 the Company sold 400,000 shares of its common stock to one investor at $0.25 per share or $100,000.

     On October 14, 2011 the Company issued 1,500,000 shares each to two (2) newly appointed members of the board of directors or 3,000,000 shares of its common stock in aggregate as compensation for future services. These shares shall vest with respect to 750,000 shares of restricted stock on each of the first two anniversaries of the date of grant, subject to the director's continuous service to the company as directors. These shares were valued at $0.25 per share or $750,000 on the date of grant and are being amortized over the vesting period of two (2) years or $93,750 per quarter.

MAKE GOOD AGREEMENT SHARES

(i)  NUMBER OF MAKE GOOD SHARES

     On June 23, 2011, the Company issued 12,000,000 common shares for 100% of the issued and outstanding shares of Ventures in connection with the Share Exchange Agreement. Of the 12,000,000 common shares issued, 6,000,000 of such shares are being held in escrow pending the achievement by the Company of certain post-Closing business milestones (the "Milestones"), pursuant to the terms of the Escrow Agreement.

(ii) DURATION OF ESCROW AGREEMENT

     The Make Good Escrow Agreement shall terminate on the sooner of (i) the distribution of all the escrow shares, or (ii) December 31, 2013.

(iii) DISBURSEMENT OF MAKE GOOD SHARES

     Upon achievement of any Milestone on or before the date associated with such Milestone on Exhibit A, the Company shall promptly provide written notice to the Escrow Agent and the Selling Shareholder of such achievement (each a "COMPLETION NOTICE"). Upon the passage of any Milestone date set forth on Exhibit A for which the Company has not achieved the associated Milestone, the Company shall promptly provide written notice to the Escrow Agent and the Selling Shareholder of such failure to achieve the milestone (each a "NONCOMPLETION NOTICE").

(iv) EXHIBIT A - SCHEDULE OF MILESTONES

                                                                                                Number of
Milestone                                                            Completion Date          Escrow Shares
---------                                                            ---------------          -------------

(1)  Enter into exclusive international license agreement
     for all Agro Genesis intellectual property and products
     as it applies to Stevia
(2)  Enter into cooperative  agreements to work with Vietnam                                    3,000,000
     Institutes (a) Medical Date Plant Institute in Hanoi;                                        shares
     (b)  Agricultural Science Institute of Northern                                           only if and
     Central Vietnam                                                                             when ALL
(3)  Enter into farm management agreements with local growers         Within 180                 four (4)
     including the Provincial and National projects;                  days of the               milestones
(4)  Take over management of three existing nurseries                  Closing                   reached

                                                                       Within two
                                                                      years of the              1,500,000
Achieve 100 Ha field trials and first test shipment of dry leaf       Closing Date                shares

                                                                       Within two
Leaf of test shipment to achieve minimum specs for contracted         years of the              1,500,000
 base price (currently $2.00 per kilo)                                Closing Date                shares

     On December 23, 2011, 3,000,000 out of the 6,000,000 Escrow Shares have been earned and released to Ventures stockholder upon achievement of the First Milestone within 180 days of June 23, 2011, the Closing Date associated with the First Milestone. These shares were valued at $0.25 per share or $750,000 on the date of release and was recorded as compensation.

NOTE 8 - RESEARCH AND DEVELOPMENT

AGRIBUSINESS DEVELOPMENT AGREEMENT - AGRO GENESIS PTE LTD.

     On July 16, 2011, the Company entered into an Agribusiness Development Agreement (the "Agribusiness Development Agreement") with Agro Genesis Pte Ltd. ("AGPL"), a corporation organized under the laws of the Republic of Singapore expiring two (2) years from the date of signing.

     Under the terms of the Agreement, the Company engaged AGPL to be the Company's technology provider consultant for stevia propagation and cultivation in Vietnam, and potentially other countries for a period of two (2) years. AGPL will be tasked with developing stevia propagation and cultivation technology in Vietnam, recommend quality agronomic programs for stevia cultivation, harvest and post harvest, alert findings on stevia propagation and cultivation that may impact profitability and develop a successful model in Vietnam that can be replicated elsewhere (the "Project"). The Project will be on-site at stevia fields in Vietnam and will have a term of at least two (2) years. For its services, AGPL could receive a fee of up to 275,000 Singapore dollars, plus related expenses estimated at $274,000 as specified in Appendix A to the Agribusiness Development Agreement. Additionally, the Company will be AGPL's exclusive distributor for AGPL's g'farm system (a novel crop production system) for stevia growing resulting from the Project. AGPL will receive a commission of no less than 2% of the price paid for crops other than stevia, from cropping systems that utilize the g'farm system resulting from the Project. All technology-related patents resulting from the Project will be jointly owned by AGPL and the Company, with the Company holding a right of first offer for the use and distribution rights to registered patents resulting from the Project.

     On August 26, 2011, in accordance with Appendix A , 3(a), the Company and AGPL have mutually agreed to add to the current Project budget $100,000 per annum for one, on-site resident AGPL expert for 2 (two) years effective September 1, 2011, or $200,000 in aggregate for the term of the contract as specified in Appendix C. In-country accommodation for the resident expert will be born separately by the Company and is excluded from the above amount. The expert, Dr. Cho, Young-Cheol, Director, Life Sciences has been appointed and commenced on September 1, 2011.

     Future  minimum  payments  required  under  the  Agribusiness   Development
Agreement as amended were as follows:

                                               Under Appendix A         Under Appendix C       TOTAL
                                        ----------------------------    ----------------      --------
                                           SG$       Equivalent in $           $                 $
                                        --------     ---------------        --------          --------
FISCAL YEAR ENDING MARCH 31:

2012 (remainder of the fiscal year)       24,750        $ 19,055            $ 25,000          $ 44,025
2013                                      99,000          76,220             100,000           176,220
2014                                      44,000          33,876              25,000            58,876
                                        --------        --------            --------          --------
     Total                               167,750        $129,151            $150,000          $279,151
                                        ========        ========            ========          ========

LAND TRANSFER AGREEMENT

     On December 14, 2011, the Company and Stevia Ventures Corporation ("Stevia Ventures") entered into a Land Lease Agreement with Vinh Phuc Province People's Committee Tam Dao Agriculture & Industry Co., Ltd. pursuant to which Stevia Ventures has leased l0 hectares of land (the "Leased Property") for a term expiring five (5) years from the date of signing.

     The Company has begun development of a research facility on the Leased Property and has prepaid (i) the first year lease payment of $30,000 and (ii) the six month lease payment of $15,000 as security deposit, or $45,000 in aggregate upon signing of the agreement.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

CONSULTING AGREEMENT - DORIAN BANKS

     On July 1, 2011 the Company entered into a consulting agreement (the "Consulting Agreement") with Dorian Banks ("Banks").

(i)  SCOPE OF SERVICES

     Under the terms of the Consulting Agreement, the Company engaged the Consultant to provide advice in general business development, strategy, assistance with new business and land acquisition, introductions, and assistance with Public Relations ("PR") and Investor Relations ("IR").

(ii) TERM

     The term of this Agreement shall be six (6) months, commencing on July 1, 2011 and continuing until December 31, 2011. This Agreement may be terminated by either the Company or the Consultant at any time prior to the end of the Consulting Period by giving thirty (30) days written notice of termination. Such notice may be given at any time for any reason, with or without cause. The Company will pay Consultant for all Service performed by Consultant through the date of termination.

(iii) COMPENSATION

     The Company shall pay the Consultant a fee of $3,000.00 per month.

EXTENSION OF THE CONSULTING AGREEMENT

     On December 30, 2011, the Consulting Agreement was extended with the same terms and conditions to December 31, 2012.

CONSULTING AGREEMENT - DAVID CLIFTON

     On July 1, 2011 the Company entered into a consulting agreement (the "Consulting Agreement") with David Clifton ("Clifton").

(i)  SCOPE OF SERVICES

     Under the terms of the Consulting Agreement, the Company engaged Clifton to introduce interested investors to the Company, advise the Company on available financing options and provide periodic updates on the stevia sector and provide insights and strategies for the Company to undertake.

(ii) TERM

     The term of this Agreement shall be six (6) months, commencing on July 1, 2011 and continuing until December 31, 2011. This Agreement may be terminated by either the Company or Clifton at any time prior to the end of the consulting period by giving thirty (30) days written notice of termination. Such notice may be given at any time for any reason, with or without cause. The Company will pay Clifton for all service performed by him through the date of termination.

(iii) COMPENSATION

     The Company shall pay Clifton a fee of $3,000.00 per month.

NOTE 10 - CONCENTRATIONS AND CREDIT RISK

CUSTOMERS AND CREDIT CONCENTRATIONS

     One (1) customer accounted for all of the sales for the period from April 11, 2011 (inception) through December 31, 2011. A reduction in sales from or loss of such customer would have a material adverse effect on the Company's results of operations and financial condition.

VENDORS AND ACCOUNTS PAYABLE CONCENTRATIONS

     Growers Synergy Pte Ltd., an entity owned and controlled by president and significant stockholder of the Company accounted for 39.2% of the Company's accounts payable at December 31, 2011 and provided all of the Company's farm management services for the period from April 11, 2011 (inception) through December 31, 2011.

     Agro Genesis Pte Ltd., an unrelated third party accounted for 37.0% of the Company's accounts payable at December 31, 2011 and provided all of the Company's research and development for the period from April 11, 2011 (inception) through December 31, 2011.

CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.

     As of December 31, 2011, substantially all of the Company's cash and cash equivalents were held by major financial institutions, and the balance at certain accounts exceeded the maximum amount insured by the Federal Deposits Insurance Corporation ("FDIC"). However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

NOTE 11 - SUBSEQUENT EVENTS

     The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

ISSUANCE OF CONVERTIBLE NOTE

     On January 16, 2012, the Company issued a convertible note in the amount of $250,000 with interest at 10% per annum due one (1) year from the date of issuance.

ENTRY INTO AN EQUITY PURCHASE AGREEMENT

     On January 26, 2012, the Company entered into an equity purchase agreement with Southridge Partners II, LP, a Delaware limited partnership (The
"Investor"). Upon the terms and subject to the conditions contained in the agreement, the Company shall issue and sell to the Investor, and the Investor shall purchase, up to Twenty Million Dollars ($20,000,000) of its common stock, par value $0.001 per share.

     At any time and from time to time during the Commitment Period, which mean the period commencing on the effective date, and ending on the earlier of (i) the date on which investor shall have purchased put shares pursuant to this agreement for an aggregate purchase price of the maximum commitment amount, or
(ii) the date occurring thirty six (36) months from the date of commencement of the commitment period. the Company may exercise a put by the delivery of a put notice, the number of put shares that investor shall purchase pursuant to such put shall be determined by dividing the investment amount specified in the put notice by the purchase price with respect to such put notice. However, that the investment amount identified in the applicable put notice shall not be greater than the maximum put amount and, when taken together with any prior put notices, shall not exceed the maximum commitment The purchase price shall mean 93% of the market price on such date on which the purchase price is calculated in accordance with the terms and conditions of this Agreement.

     As a condition for the execution of this agreement by the investor, the company shall issue to the investor 35,000 shares of restricted common stock (the "restricted shares") upon the signing of this agreement. The restricted shares shall have no registration rights.

ENTRY INTO A REGISTRATION RIGHTS AGREEMENT

     On January 26, 2012, The Company entered into a registration rights agreement with Southridge Partners II, LP, a Delaware limited partnership (the "Investor"). To induce the investor to execute and deliver the equity purchase agreement which the Company has agreed to issue and sell to the investor shares (the "put shares") of its common stock, par value $0.001 per share (the "common stock") from time to time for an aggregate investment price of up to twenty million dollars ($20,000,000) (the "registrable securities"), the company has agreed to provide certain registration rights under the securities act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, "securities act"), and applicable state securities laws with respect to the registrable securities.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholder of Stevia Ventures International Ltd.
(A development stage company)
Indianapolis, Indiana

     We have audited the accompanying balance sheet of Stevia Ventures International Ltd (a development stage company) (the "Company"), as of April 30, 2011 and the related statements of operations, stockholder's deficit and cash flows for the period from April 11, 2011 (inception) through April 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2011, and the related statements of operations, stockholder's deficit and cash flows for the period from April 11, 2011 (inception) through April 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a deficit accumulated during the development stage at April 30, 2011 and had a net loss and net cash used in operating activities for the period from April 11, 2011 (inception) through April 30, 2011, respectively with no revenue earned since inception, all of which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Li & Company, PC
--------------------------------
Li & Company, PC
Skillman, New Jersey
June 29, 2011

                       Stevia Ventures International Ltd.
                          (A Development Stage Company)
                                  Balance Sheet


                                                                       April 30,
                                                                         2011
                                                                       --------
Assets

Current Assets
  Cash                                                                 $     --
                                                                       --------
Total current assets                                                         --

Total Assets                                                           $     --
                                                                       ========
Liabilities and Stockholder's Deficit

Current Liabilities
  Accrued expenses                                                     $  2,145
                                                                       --------

Total current liabilities                                                 2,145
                                                                       --------
Stockholder's Deficit
  Common stock, $1.00 par value; 50,000 shares authorized;
   100 shares issued and outstanding                                        100
  Deficit accumulated during the development stage                       (2,245)
                                                                       --------

Total Stockholder's Deficit                                              (2,145)
                                                                       --------

Total Liabilities and  Stockholder's Deficit                           $     --
                                                                       ========


                 See accompanying notes to financial statements

                       Stevia Ventures International Ltd.
                          (A Development Stage Company)
                             Statement of Operations


                                                                    For the
                                                                  Period from
                                                                 April 11, 2011
                                                                  (Inception)
                                                                    through
                                                                   April 30,
                                                                     2011
                                                                   --------

REVENUE                                                            $     --
                                                                   --------
OPERATING EXPENSES
  Accounting and legal                                                2,145
  Office and miscellaneous                                              100
                                                                   --------

Loss before income taxes                                             (2,245)

Provision for income taxes                                               --
                                                                   --------

Net loss                                                           $ (2,245)
                                                                   ========

Net loss per common share - basic and diluted                      $ (22.45)
                                                                   ========

Weighted average number of common shares outstanding -
 basic and diluted                                                      100
                                                                   ========


                 See accompanying notes to financial statements

                       Stevia Ventures International Ltd.
                          (A Development Stage Company)
                       Statement of Stockholder's Deficit
     For the period from April 11, 2011 (Inception) through April 30, 2011

                                                                             Deficit
                                                                           Accumulated
                                                                            During the         Total
                                                     Common Stock          Development      Stockholder's
                                                Shares         Amount         Stage           Deficit
                                                ------         ------         -----           -------
Balance, April 11, 2011 (inception)                --          $   --        $    --          $    --

Shares  issued to founder on April 11, 2011
 at par value of $1.00 per share                  100             100             --              100

Net loss                                           --              --         (2,245)          (2,245)
                                               ------          ------        -------          -------

Balance, April 30, 2011                           100          $  100        $(2,245)         $(2,145)
                                               ======          ======        =======          =======


                 See accompanying notes to financial statements

                       Stevia Ventures International Ltd.
                          (A Development Stage Company)
                             Statement of Cash Flows

                                                                    For the
                                                                  Period from
                                                                 April 11, 2011
                                                                  (Inception)
                                                                    through
                                                                   April 30,
                                                                     2011
                                                                   --------
Cash Flows from operating activities:
  Net loss                                                         $ (2,245)
  Adjustments to reconcile net loss to
   cash used in operating activities:
     Common stock issued for compensation                               100
  Changes in operating assets and liabilities
     Accrued expenses                                                 2,145
                                                                   --------

Net Cash Used in Operating Activities                                    --
                                                                   --------

NET CHANGE IN CASH                                                       --

CASH AT BEGINNING OF PERIOD                                              --
                                                                   --------

CASH AT END OF PERIOD                                              $     --
                                                                   ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                                    $     --
                                                                   ========

  Taxes paid                                                       $     --
                                                                   ========


                 See accompanying notes to financial statements

                       Stevia Ventures International Ltd.
                          (A Development Stage Company)
                                 April 30, 2011
                          Notes to Financial Statements


NOTE 1 - ORGANIZATION AND OPERATIONS

Stevia Ventures International Ltd. (the "Company") was incorporated in the British Virgin Islands on April 11, 2011. Initial operations have included organization and incorporation, target market identification, new product development, marketing plans, and capital formation. A substantial portion of the Company's activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated no revenues since inception. The Company's business activities will be focused on Stevia agriculture and distribution.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's exploration stage activities.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

FISCAL YEAR END

The Company elected April 30 as its fiscal year ending date.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3 Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company's financial assets and liabilities, such as accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at April 30, 2011; no gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period ended April 30, 2011.

REVENUE RECOGNITION

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

INCOME TAXES

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.
Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of
Section 740-10-25.

NET LOSS PER COMMON SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of April 30, 2011.

COMMITMENTS AND CONTINGENCIES

The  Company  follows   subtopic   450-20  of  the  FASB  Accounting   Standards
Codification to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

CASH FLOWS REPORTING

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method ("Indirect method") as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

SUBSEQUENT EVENTS

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 "FAIR VALUE MEASUREMENTS AND DISCLOSURES (TOPIC 820) IMPROVING DISCLOSURES ABOUT FAIR VALUE MEASUREMENTS", which provides amendments to Subtopic 820-10 that require new disclosures as follows:

     1. Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.
     2. Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level
          3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

     1. Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.
     2. Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from MAJOR CATEGORIES of assets to CLASSES of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In  August  2010,  the  FASB  issued  ASU  2010-21,  "ACCOUNTING  FOR  TECHNICAL
AMENDMENTS TO VARIOUS SEC RULES AND SCHEDULES: AMENDMENTS TO SEC PARAGRAPHS PURSUANT TO RELEASE NO. 33-9026: TECHNICAL AMENDMENTS TO RULES, FORMS, SCHEDULES AND CODIFICATION OF FINANCIAL REPORTING POLICIES" ("ASU 2010-21"), was issued to conform the SEC's reporting requirements to the terminology and provisions in ASC 805, BUSINESS COMBINATIONS, and in ASC 810-10, CONSOLIDATION. ASU No. 2010-21 was issued to reflect SEC Release No. 33-9026, "Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies," which was effective April 23, 2009. The ASU also proposes additions or modifications to the XBRL taxonomy as a result of the amendments in the update.

In August 2010,  the FASB issued ASU 2010-22,  "ACCOUNTING  FOR VARIOUS  TOPICS:
TECHNICAL CORRECTIONS TO SEC PARAGRAPHS" ("ASU 2010-22"), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics. The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 "INTANGIBLES--GOODWILL AND OTHER (TOPIC 350): WHEN TO PERFORM STEP 2 OF THE GOODWILL IMPAIRMENT TEST FOR REPORTING UNITS WITH ZERO OR NEGATIVE CARRYING AMOUNTS" ("ASU 2010-28").Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 "BUSINESS COMBINATIONS (TOPIC 805): DISCLOSURE OF SUPPLEMENTARY PRO FORMA INFORMATION FOR BUSINESS COMBINATIONS" ("ASU 2010-29"). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a deficit accumulated during the development stage of $2,245 at April 30, 2011, and had a net loss of $2,245, with no revenues earned since inception.

While the Company is attempting to generate sufficient revenues, the Company's cash position may not be enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate sufficient revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - STOCKHOLDER'S DEFICIT

Common stock includes 50,000 shares authorized at a par value of $1.00, of which 100 have been issued to its Chief President at par value of $1.00 per share or $100 for compensation at inception on April 11, 2011.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company is provided the office space by the president of the Company without cost. The management determined that such cost is nominal and did not recognize rent expense in its financial statements.

NOTE 6 - INCOME TAXES

DEFERRED TAX ASSETS

At April 30, 2011, the Company had net operating loss ("NOL") carry-forwards for Federal income tax purposes of $2,245 that may be offset against future taxable income through 2031. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company's net deferred tax assets of approximately $763 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $763.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $1,273 for the period ended April 30, 2011.

Components of deferred tax assets at April 30, 2011 are as follows:

     Net Deferred Taxes - Non- Current:
       Expected income tax benefit from NOL carry-forward              $   763
     Less valuation allowance                                             (763)
                                                                       -------

     Deferred tax assets, net of valuation allowance                   $    --
                                                                       =======

INCOME TAXES IN THE STATEMENTS OF OPERATIONS

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

     Federal statutory income tax rate                                    34.0%
     Change in valuation allowance on net                                (34.0)%
                                                                       -------
     Effective income tax rate                                             0.0%
                                                                       =======
NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated all events that occurred after the balance sheet date through the date when these financial statements were issued to determine if they must be reported. The Management of the Company has determined that there were no reportable subsequent events to be disclosed.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by Selling Security Holder. All of the amounts shown are estimates, except for the SEC registration fee.

                 SEC registration fee                  $ 2,292
                 Accounting fees and expenses          $ 3,000
                 Legal fees and expenses               $30,000
                                                       -------
                 TOTAL                                 $35,292
                                                       =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

NEVADA LAW

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

     (a)  is not liable pursuant to Nevada Revised Statute 78.138, or

     (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

     (a)  is not liable pursuant to Nevada Revised Statute 78.138; or

     (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

     (a)  the creation of a trust fund;

     (b)  the establishment of a program of self-insurance;

     (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

     (d)  the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  by the stockholders;

     (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

     (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

CHARTER PROVISIONS AND OTHER ARRANGEMENTS OF THE REGISTRANT

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

The Company shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NO LO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his conduct was unlawful.

The Company shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Company unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the prior two paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Company against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with such defense. Any indemnification under the prior two paragraphs, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in the prior two paragraphs. Such determination shall be made:

     (i)  by the stockholders;

     (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding;

     (iii) if such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion; or

     (iv) if such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors unless it is ultimately determined that such director, officer, employee or agent is not entitled to be indemnified by the Company as authorized in the Bylaws or as provided by law.

The indemnification provided by the Bylaws:

     (i) does not exclude any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office; and

     (ii) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or as serving at the request of the Company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Bylaws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

PROMISSORY NOTES

On February 14, 2011 we issued a convertible promissory note in the principal amount of $250,000 to Vantage Associates SA ("Vantage") and on June 23, 2011, we issued an additional convertible promissory note to Vantage in the principal amount of $100,000 (the "Notes"). The Notes are convertible into shares of the Company's common stock upon the closing by the Company of an equity financing yielding aggregate gross proceeds of at least $100,000. The Notes will convert at the price per share of the securities issued in such financing. The Notes were issued in reliance upon exemption from registration under the Securities Act pursuant to Regulation S thereof.

SHARE EXCHANGE TRANSACTION

In connection with the Share Exchange Transaction, on June 23, 2011 we issued a total of 12,000,000 shares of our common stock in exchange for 100% of the issued and outstanding common stock of BVI. The common stock was issued in reliance upon exemption from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof, and comparable exemptions under state securities laws. The common stock was issued to "accredited investors," as such term is defined in Rule 501(a) under the Securities Act, based upon representations made by such investor.

SALE OF COMMON STOCK AND ADDITIONAL PROMISSORY NOTES

On October 6, 2011, we raised $100,000 through the sale of 400,000 shares of our common stock at a price of $0.25 per share (the "October Shares").

On October 6, 2011, we raised $150,000 from the proceeds of a convertible note (the "October Note"). The October Note was based upon the Company's standard form of promissory note, accrues interest at the rate of ten percent per annum, simple interest and the principal balance of the October Note and any accrued interest thereon is convertible into our common stock at a $0.25 per share conversion price.

On November 16, 2011, we raised $250,000 from the proceeds of a convertible note (the "November Note"). The November Note was based upon the Company's standard form of promissory note, accrues interest at the rate of ten percent per annum, simple interest and the principal balance of the November Note and any accrued interest thereon is convertible into our common stock at the lower of (a) the price per share at which shares of capital stock are sold in our next equity financing, or (b) the closing price of our securities if traded on a securities exchange, or if actively traded over-the-counter, the average closing bid price for the securities, in each case over the thirty (30) day period prior to the date of conversion; provided however, that if no active trading market for the securities exists at the time of the conversion, such conversion price shall be the fair market value of a share of our common stock as determined in good faith by our board of directors.

On January 16, 2012, we raised $250,000 from the proceeds of a convertible note (the "January Note" and together with the October Note and November Note, the "Notes"). The January Note was based upon the Company's standard form of promissory note, accrues interest at the rate of ten percent per annum, simple interest and the principal balance of the January Note and any accrued interest thereon is convertible into our common stock at the lower of (a) the price per share at which shares of capital stock are sold in our next equity financing, or
(b) the closing price of our securities if traded on a securities exchange, or if actively traded over-the-counter, the average closing bid price for the securities, in each case over the thirty (30) day period prior to the date of conversion; provided however, that if no active trading market for the securities exists at the time of the conversion, such conversion price shall be the fair market value of a share of our common stock as determined in good faith by our board of directors.

The issuance of the October Shares and the Notes were conducted in reliance upon Regulation S of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), to investors who are "accredited investors," as such term is defined in Rule 501(a) under the Securities Act, in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investors.

ITEM 16. EXHIBIT INDEX

The following exhibits are included as part of this registration statement by reference:

Number                              Description
------                              -----------

2.1 Share Exchange Agreement, dated June 23, 2011 (incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K filed on June 29, 2011)

3.1 Articles of Incorporation of the Registrant, dated May 18, 2007, including all amendments to date (Incorporated by reference to the Form S-1 filed on July 16, 2008 and the Current Report on Form 8-K filed March 9, 2011)

3.2 Amended and Restated Bylaws of the Registrant, as amended, dated March 18, 2011 (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed on March 22, 2011)

4.1      Specimen Common Stock Certificate (incorporated by reference to Exhibit
         4.1 of the Registrant's Registration Statement on Form S-1 filed on July 16, 2008)

5.1      Opinion of Greenberg Traurig, LLP*

10.1 Equity Purchase Agreement, dated January 26, 2012 (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed January 30, 2012)

10.2 Registration Rights Agreement, dated January 26, 2012 (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed January 30, 2012)

10.3 Stock Purchase Agreement, dated October 6, 2011 (incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q filed November 21, 2011)

10.4     Form of Convertible Promissory Note (incorporated by reference to
         Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q filed November 21, 2011)

10.5 Agribusiness Development Agreement, dated July 16, 2011 (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed October 18, 2011)

10.6 Management and Off-Take Agreement, dated November 1, 2011 (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed October 31, 2011)

10.7 Convertible Promissory Note, with Vantage Associates SA, dated February 14, 2011 (incorporated by reference to Exhibit 10.4 of the Registrant's Current Report on Form 8-K filed on June 29, 2011)

10.8 Convertible Promissory Note, with Vantage Associates SA, dated June 23, 2011 (incorporated by reference to Exhibit 10.5 of the Registrant's Current Report on Form 8-K filed on June 29, 2011)

10.9 Supply Agreement with PureCircle Sdn Bhd, dated February 20, 2009 (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on June 29, 2011)

10.10 Supply Agreement with Asia Stevia Investment Development Company Ltd, dated April 12, 2011 (incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed on June 29, 2011)

10.11 Supply Agreement with Stevia Ventures Corporation, dated April 12, 2011 (incorporated by reference to Exhibit 10.3 of the Registrant's Current Report on Form 8-K filed on June 29, 2011)

10.12    Letter of Intent, dated February 14, 2011 (incorporated by reference to
         Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on February 18, 2011)

10.13 The Minutes for Land Transferring Agreement for New Crop Plants Variety, dated December 14, 2011 (incorporated by reference to Exhibit
         10.4 of the Registrant's Quarterly Report on Form 10-Q filed on February 17, 2012)

10.14 Supply Agreement with Guangzhou Health China Technology Development Company Limited, dated February 21, 2012 (incorporated by reference to
         Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on February 27, 2012)

10.15 Cooperative Agreement with Guangzhou Health China Technology Development Company Limited, dated February 21, 2012 (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on February 27, 2012)

21 Stevia Ventures International Ltd., a company organized under the laws of the British Virgin Islands

23.1     Consent of Li & Company, PC*

23.2     Consent of Greenberg Traurig, LLP (filed as part of Exhibit 5.1)*

24       Power of Attorney (included in signature page)*

101      Interactive Data File+

----------
*    Filed Herewith

+    To be filedd by amendment.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(A) RULE 415 OFFERING:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424 of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (ss. 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (ss. 239.13 of this chapter) or Form F-3 (ss. 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) that is part of the registration statement.

     (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (ss. 239.11 of this chapter) or Form S-3 (ss. 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss. 229.1100(c)).

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F (17 CFR 249.220f)" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (ss.239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (ss.230.430B of this chapter):

               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of
          this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
          (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C (ss.230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana, on February 27, 2012

                                    STEVIA CORP.
                                    a Nevada corporation


Dated: February 27, 2012                 /s/ George Blankenbaker
                                         ---------------------------------------
                                    By:  George Blankenbaker
                                    Its: President, Secretary, Treasurer and
                                         Director
                                         (Principal Executive Officer, Principal
                                         Financial Officer and Principal
                                         Accounting Officer)

                        SIGNATURES AND POWER OF ATTORNEY

     KNOWN ALL PERSONS BY THESE PRESENT, that each person whose signature appears below appoints Mr. George Blankenbaker as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his/her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Dated: February 27, 2012                 /s/ George Blankenbaker
                                         ---------------------------------------
                                         George Blankenbaker
                                         President, Secretary, Treasurer and
                                         Director (Principal Executive Officer,
                                         Principal Financial Officer and
                                         Principal Accounting Officer)


Dated: February 27, 2012                 /s/ Pablo Erat
                                         ---------------------------------------
                                         Pablo Erat
                                         Director


Dated: February 27, 2012                 /s/ Rodney L. Cook
                                         ---------------------------------------
                                         Rodney L. Cook
                                         Director